Exhibit 10.2

THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS AND PROVISIONS

LIMITING LENDER’S LIABILITY FOR NEGLIGENCE

LOAN AGREEMENT

made between

CIO 190, LIMITED PARTNERSHIP,

as Borrower

and

CIBC INC.,

as Lender

DATED: as of September 3, 2015

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of September 3 2015 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between CIBC INC., a Delaware corporation, having an address at 425 Lexington Avenue, New York, New York 10017, Attn: Real Estate Group (together with its successors and assigns, “Lender”) and CIO 190, LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at c/o City Office REIT, Inc., 8150 North Central Expressway, Suite 1255, Dallas, Texas 75206 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1        Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Interest Rate” shall mean Four and 79/100 percent (4.79%) per annum.

“Loan” shall mean the loan in the principal amount of up to FORTY-ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($41,250,000.00) made by Lender to Borrower pursuant to this Agreement.

“Monthly Payment Amount” shall mean, for any Payment Date, (a) if such Payment Date is for an Interest Accrual Period that commenced during the Interest-Only Period, interest on the outstanding principal balance of the Loan at the Interest Rate for the number of days during the Interest Accrual Period ending on such Payment Date, and (b) if such Payment Date is for an Interest Accrual Period that commenced after the end of the Interest-Only Period, the amount of Two Hundred Sixteen Thousand One Hundred and Seventy-Five and 19/100 Dollars ($216,175.19).

“Accounts Receivable Instruction” shall have the meaning set forth in Section 3.1 hereof.

“Accounts Receivable Payor” shall have the meaning set forth in Section 3.1 hereof.

“ACMs” shall have the meaning set forth in Section 4.25 hereof.

“Added Fee Collateral” shall have the meaning set forth in Section 4.31(f)(ii) hereof.

“Added Fee Acquisition” and “Added Fee Acquisition Date” shall have the meanings set forth in Section 4.31(f)(ii)(B) hereof.

“Additional Taxes” shall have the meaning set forth in Section 2.3(b) hereof.

“Affiliate” shall mean any person or entity which directly or indirectly through one or more intermediaries (i) controls, is controlled by or is under common control with a specified person or entity, or (ii) at least twenty-five percent (25%) of the ownership interests in which are owned by a specified person or entity and/or entities described in clause (i) above with respect thereto, or (iii) owns (individually or with other entities described in clause (i) above) at least twenty-five percent (25%) of the ownership interests in a specified person or entity. For purposes of the definition of “Affiliate”, the terms “control”, “controlled”, or “controlling” with respect to a specified person or entity shall include, without limitation, (A) the ownership, control or power to vote ten percent (10%) or more of (1) the outstanding shares of any class of voting securities or (2) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (B) the control in any manner over the general partner(s) or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (C) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

“Amortization Term” shall mean a period of thirty (30) years.

“Annual Budget” shall have the meaning set forth in Section 3.8 hereof.

“Applicable Laws” shall have the meaning set forth in Section 4.1(h) hereof.

“Approved Annual Budget” shall mean each Annual Budget approved by Lender in accordance with the terms of Section 3.8 of this Agreement.

“Assignment of Leases” shall mean that certain Assignment of Leases and Rents, dated as of the date hereof, from Borrower to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Available Cash” shall have the meaning set forth in Section 3.3 hereof.

“Bankruptcy Action” shall mean, with respect to any Person, to (i) institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of an entity or a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (vii) take any action in furtherance of any such action.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute thereto.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Business Day” or “business day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

“Buyer” shall have the meaning set forth in Section 4.11 hereof

“Calculation Date” shall mean the last day of each calendar quarter during the Term.

“Capital Expenditures” shall mean for any period, the amount expended for items capitalized under generally accepted accounting principles, including expenditures for building improvements or major repairs, as set forth in an Approved Annual Budget.

“Cash Collateral Reserve” shall have the meaning set forth in Section 4.28 hereof.

“Cash Expenses” shall mean, for any period, the operating expenses for the operation and maintenance of the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower, excluding payments into the Impound Account, the Leasing Reserve, Replacement Reserve and expenses for which Borrower shall be reimbursed from, or which shall be paid for out of any such account or reserve.

“Cash Management Account” shall have the meaning set forth in Section 3.2 hereof.

“Cash Management Bank” shall have the meaning set forth in Section 3.2 hereof.

“Cash Management Commencement Date” shall mean any date on which a Cash Management Period commences.

“Cash Management Period” shall commence upon the occurrence of (i) an Event of Default, (ii) the commencement of a Low Debt Service Period, (iii) the commencement of a United Healthcare Trigger Period, or (iv) the commencement of a Parsons Trigger Period; and shall end if, with respect to a Cash Management Period continuing pursuant to clause (i), the Event of Default commencing the Cash Management Period has been cured and such cure has been accepted by Lender (and no other Event of Default is then continuing), or, with respect to a Cash Management Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the terms hereof, or, with respect to a Cash Management Period continuing due to clause (iii), the United Healthcare Trigger Period has ended pursuant to the terms hereof, or, with respect to a Cash Management Period continuing due to clause (iv), the Parsons Trigger Period has ended pursuant to the terms hereof. A Cash Management Period shall also continue for so long as any New Mezzanine Loan is outstanding.

“Certificates” shall mean the securities issued in connection with a securitization of the Loan.

“City Office REIT” shall mean City Office REIT, Inc., a Maryland corporation.

“Clearing Account” shall have the meaning set forth in Section 3.1 hereof.

“Clearing Bank” shall mean KeyBank, National Association, or any successor Eligible Bank approved or appointed by Lender.

“Clearing Bank Agreement” shall mean that certain Lockbox-Deposit Account Control Agreement (Springing) by and among Borrower, Lender and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to the operation and maintenance of the Clearing Account.

“Closing Date” shall mean the date of this Agreement.

“Closing Statement” shall mean the loan closing statement prepared by Lender and executed by Borrower and delivered to Lender in connection with the closing of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“Collateral” shall mean the Property, the UCC Collateral, and any and all other properties, rights, estates and interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Borrower under the Loan Documents.

“Contracts” shall mean, collectively, all contracts and agreements now or hereafter entered into relating to the ownership or operation or management of the Real Estate or the Improvements or any portion of them.

“Constituent Entity” shall mean with respect to any entity, (A) with respect to any limited partnership, (1) any general partner of such limited partnership and (2) any limited partner of such partnership which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such partnership; (B) with respect to any general partnership or joint venture, any partner or venturer in such general partnership or joint venture; (C) with respect to any corporation, (1) any officer or director of such corporation, and (2) any person or entity which owns or controls 50% or more of any class of stock of such corporation; (D) with respect to any limited liability company, (1) any manager of such limited liability company, (2) any managing member of such limited liability company, or the sole member of any limited liability company having only one (1) member, and (3) any non-managing member of such limited liability company which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such limited liability company; (E) any person or entity which controls any entity described in any of foregoing clauses (A) through (D) of this definition; and (F) any entity which is a “Constituent Entity” with respect to an entity which is a “Constituent Entity” of the subject entity. For the purposes of clause (F) of this definition, if entity “B” is a Constituent Entity of entity “A”, then any Constituent Entity of “B” shall be deemed to be a Constituent Entity of any entity of which “A” is a Constituent Entity.

“Control” and “Controlled by” shall, unless expressly noted, have the meanings assigned to such terms in Rule 405 under the Securities Act of 1933, as amended.

“Controlling Entity” shall mean any general partner, manager, managing member or (if applicable) sole member, of Borrower, as the case may be.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, the Note and this Agreement together with all interest accrued and unpaid thereon and all other sums (including, without limitation, any prepayment fees, if applicable) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service Constant” shall mean the constant derived using an interest rate equal to the Interest Rate and an amortization schedule equal to the Amortization Term.

“Debt Service Coverage Ratio” shall mean, for any period, the ratio of (A) Underwritten Net Cash Flow, to (B) an amount equal to the maximum principal amount of the Loan multiplied (unless otherwise specified) by the Debt Service Constant.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean the rate equal to the lesser of (a) the Maximum Legal Rate, or (b) four percent (4%) above the Interest Rate.

“Defeasance” shall mean a release of the Property from the lien of the Mortgage and other Loan Documents, and a substitution of the collateral for the Loan, all in accordance with the provisions of Section 2.5 of this Agreement.

“Defeasance Collateral” shall mean direct, non-callable and non-prepayable obligations of the United States of America or, at the option of Lender (and, if a Secondary Market Transaction has then occurred, only if permitted under the applicable Securitization Documents (or, if such permission is conditioned on satisfaction of any conditions, only upon the satisfaction of all such conditions)), other securities considered “government securities” within the meaning of the Investment Company Act of 1940, as amended.

“Defeasance Date” shall have the meaning set forth in Section 2.5(a) hereof.

“Defeasance Deposit” shall mean funds sufficient to purchase or cause to be purchased Defeasance Collateral in an amount that provides for payments prior, but as close as possible, to all successive Payment Dates occurring after the Defeasance Date through and including the Maturity Date, with each such payment being equal to or greater than (1) the Monthly Payment Amount, and (2) with respect to the payment due on the Maturity Date, the entire outstanding principal balance of the Loan together with any interest accrued as of such date and all other amounts payable pursuant to the Loan Documents.

“Defeasance Period” shall mean the period of time commencing on the first Payment Date to occur on or after the date which is the earlier to occur of (i) two (2) years after the “startup day”, within the meaning of Section 860G(a)(9) of the Code, of the Trust, and (ii) four (4) years after the date of this Agreement, and ending on the Lockout Release Date.

“Defeasance Security Agreement” shall mean a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion (or, if the Loan shall then be held by a REMIC or similar entity, satisfactory to the Servicer thereof and satisfying all requirements of the agreements establishing and/or governing such REMIC or similar entity), creating a first priority security interest in favor of Lender in the Defeasance Deposit and the Defeasance Collateral; among other things, such Defeasance Security Agreement shall provide that any excess received by Lender on any Payment Date from the Defeasance Collateral over the amounts payable by Borrower hereunder on such Payment Date shall be refunded to Borrower promptly after the related Payment Date.

“Deferred Maintenance” shall have the meaning set forth in Section 4.28 hereof.

“Direction Letter” shall mean any Tenant Direction Letter.

“Disbursement Instructions” shall have the meaning set forth in Section 3.2 hereof.

“Early Termination Payment” shall have the meaning set forth in Section 4.28 hereof.

“Early Termination Reserve” shall have the meaning set forth in Section 4.28 hereof.

“Eligible Account” shall mean either (i) an account or accounts maintained with an Eligible Bank or (ii) a Trust Account. Eligible Accounts may bear interest.

“Eligible Bank” shall mean a bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation.

“Environmental Laws” shall mean local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR § 116.1 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended.

“Environmental Report” shall mean the environmental report(s) prepared for Lender in connection with the Loan.

“Equity Holder” shall mean any holder of any Equity Interest.

“Equity Interest” shall mean any direct or indirect ownership interest in Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“Event of Default” shall have the meaning set forth in Section 5.1 hereof.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, and the regulations promulgated thereunder, as amended from time to time.

“Extraordinary Expense” shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Replacement Reserve and/or the Leasing Reserve.

“Fee Real Estate” shall have the meaning set forth in Mortgage.

“First Interest Accrual Period” shall mean the period commencing on the Closing Date and ending on, but excluding, the Payment Date first occurring after the Closing Date.

“Fitch” shall mean Fitch, Inc.

“General Intangibles” shall mean, collectively, all present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements.

“Governmental Authority” shall mean, with respect to any person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable person or such person’s property and any stock exchange on which shares of capital stock of such person are listed or admitted for trading.

“Ground Lease” shall mean the ground lease described on Exhibit G as attached hereto and by this reference made part hereof.

“Ground Lessor” means Granite 190 Center, Ltd., a Texas limited partnership, and its successors and assigns as landlord under the Ground Lease.

“Ground Lessor’s Recognition Agreement” shall mean that certain Recognition, Non-Disturbance and Attornment Agreement dated on or about the date hereof by Ground Lessor and Borrower for the benefit of Lender.

“Ground Rent” shall mean any rent, additional rent or other charge payable by the tenant under the Ground Lease.

“Guarantor” shall mean City Office REIT Operating Partnership, L.P., a Maryland limited partnership.

“Guarantor Financial Covenants” shall mean those covenants set forth in Section 5 of the Indemnity and Guaranty.

“Hazardous Substances” shall mean, collectively, all hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, ACMs, asbestos, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws, or any molds, spores or fungus or other harmful microbial matter.

“Hazardous Substances Indemnity Agreement” shall mean that certain Hazardous Substances Indemnity Agreement, dated as of the date hereof, from Borrower and Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Impound Account” shall have the meaning set forth in Section 4.6 hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indemnity and Guaranty” shall mean that certain Indemnity and Guaranty Agreement, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by a Recognized Independent Director Provider, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

    (i)        a member, partner, equityholder, manager, director, officer or employee of the Borrower (or, if applicable, the SPE Component Entity) or any of their respective equityholders or Affiliates (other than as an Independent Director that does not own any Equity Interest in Borrower or any Affiliate and that is required by a creditor to be a single purpose bankruptcy remote entity);

    (ii)       a creditor, supplier or service provider (including provider of professional services) to the Borrower, or any of its equityholders or Affiliates (other than in connection with such person’s employment by the related Recognized Independent Director Provider) to Borrower (or, if applicable, to the SPE Component Entity) or Affiliates, in each case in the ordinary course of its business) , provided that the fees that such individual earns in any given year from serving as Independent Director of Borrower and any Affiliates (or, if applicable, the portion of the salary paid to such person by the related Recognized Independent Director Provider from such service) constitutes (in the aggregate) less than five percent (5%) of such individual’s annual income for that year;

    (iii)      a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

    (iv)      a Person that controls (whether directly, indirectly or otherwise) or is controlled by any of (i), (ii) or (iii) above.

The same persons may not serve as Independent Directors of Borrower and SPE Component Entity or of any Equity Holder of Borrower.

“Insurance Premiums” shall have the meaning set forth in Section 4.6 hereof.

“Insurance Rating Requirements” shall mean that the insurer maintains either (a) a rating of “A” by S&P, (b) a rating of “A2” by Moody’s, or (c) if not rated by either Moody’s or S&P, a rating of A X from A.M. Best company.

“Interest Accrual Period” shall mean the First Interest Accrual Period and, thereafter, the period from the first (1st) day of each calendar month through and including the last day of such calendar month. Each Interest Accrual Period shall end one (1) day prior to the related Payment Date.

“Interest-Bearing Reserve” shall have the meaning set forth in Section 4.30 hereof.

“Interest-Only Period” shall mean the forty-two (42) calendar month period beginning on the first day of the first calendar month following the Closing Date.

“Investor” shall mean any actual or potential purchaser, transferee, assignee, servicer, participant or investor in a Secondary Market Transaction.

“Late Payment Charge” shall have the meaning set forth in Section 2.3(c) hereof.

“Lease” shall mean any lease (including, without limitation, the Ground Lease, any oil, gas and mineral lease), sublease or subsublease, letting, license, concession, occupancy or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lease Modification” shall have the meaning set forth in Section 4.10 hereof.

“Leasing Commissions” shall have the meaning set forth in Section 4.28 hereof.

“Leasing Costs” shall have the meaning set forth in Section 4.28 hereof.

“Leasing Reserve” shall have the meaning set forth in Section 4.28 hereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereof. Any action that may be taken by Lender pursuant to this Agreement or any other Loan Document (other than the obligation to advance the Loan on the Closing Date), and any right or remedy granted to Lender pursuant to this Agreement or any other Loan Document, may be exercised by a Servicer on behalf of Lender.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Indemnity and Guaranty, the Hazardous Substances Indemnity Agreement and all other documents executed and/or delivered in connection with the Loan, together with any and all renewals, amendments, extensions and modifications thereof.

“Lockbox Address” shall have the meaning set forth in Section 3.1 hereof.

“Lockout Release Date” shall mean the Payment Date occurring two (2) months prior to the Scheduled Maturity Date.

“Low Debt Service Period” shall commence if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.15:1.00 and shall end if the Property has achieved a Debt Service Coverage Ratio of at least 1.20:1.00 for two (2) consecutive Calculation Dates, as determined by Lender.

“Major Income Lease” shall have the meaning set forth in Section 4.10 hereof.

“Major Lease” shall mean any Lease demising in the aggregate more than the lesser of (i) 20,000 rentable square feet or (ii) ten percent (10%) of the total rentable square feet at the Property, including, without limitation, the Ground Lease.

“Maturity Date” shall mean the Scheduled Maturity Date, or such earlier date on which the final payment of principal of the Note becomes due and payable as provided in this Agreement or the Note, whether at the Scheduled Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall have the meaning set forth in Section 2.2(d) hereof.

“Mortgage” shall mean that certain first priority Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented, severed or otherwise modified from time to time.

“Moody’s” shall mean Moody’s Investor Service, Inc.

“New Mezzanine Loan” shall have the meaning set forth in Section 8.24 hereof.

“Net Capital Expenditures” shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund (including, but not limited to, the Leasing Reserve and the Replacement Reserve) established pursuant to the Loan Documents.

“Non-Consolidation Opinion” shall mean an opinion of outside counsel (which counsel shall be reasonably acceptable to Lender) to Borrower, Guarantor and such of their Affiliates and Equity Holders as Lender may require, addressed to Lender and in form and substance satisfactory to Lender, analyzing the likelihood of substantive consolidation of one or more such Persons upon a Bankruptcy Action by other of such Persons.

“Note” shall mean that certain Promissory Note, dated as of the date hereof, in the principal amount of the Loan, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented, severed or otherwise modified from time to time.

“Occupancy Conditions” shall mean the delivery by Borrower to Lender of evidence reasonably satisfactory to Lender (which shall include an estoppel certificate executed by the relevant Tenant(s)) that (A) the entire United Healthcare Premises or the entire Parsons Premises, as applicable, is tenanted under one or more Qualified Replacement Leases, (B) each such Tenant has accepted possession and taken physical occupancy of the entire space demised to such Tenant and each such Tenant is open for business, not “dark” and conducting normal business operations from the United Healthcare Premises or the Parsons Premises, as applicable, (C) all contingencies under all such Lease(s) to the effectiveness of the Lease(s) and the commencement of the payment of full, unabated rent thereunder have been satisfied (and such Tenant has actually commenced paying full, unabated rent thereunder), (D) no defaults exist under any such Leases and no Tenant (or its guarantor) under any such Lease is subject to a Bankruptcy Action, (E) all Leasing Commissions payable in connection with any such Lease have been paid and all Tenant Improvement obligations or other landlord obligations of an inducement nature have either been completed or paid in full, and Borrower has complied with all requirements of Section 4.29 hereof with respect to the payment, performance and completion, as applicable, of such Leasing Commissions and Tenant Improvements, and (F) any period of free rent, rent concessions and/or partial rent abatements has expired.

“OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website http://www.treasury.gov/ofac/downloads/t11sdn.pdf.

“Operating Account” shall have the meaning set forth in Section 3.1 hereof.

“Organizational Documents” shall mean, with respect to any entity, the documents customarily used to form an entity and provide for its governance, as the same may be amended from time to time, including, without limitation, (A) with respect to a corporation, the articles of incorporation or certificate of incorporation or charter, and the by-laws; (B) with respect to a limited liability company, the articles of organization and the operating agreement; and (C) with respect to a limited partnership, the certificate of limited partnership and the limited partnership agreement.

“Other Charges” shall have the meaning set forth in Section 4.5 hereof.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation or a combination of the foregoing and (ii) repaid through multi-year assessments against the Property.

“Parent” shall mean, with respect to Lender, any person controlling Lender.

“Parsons” shall mean Parsons Service Corporation and Parsons Service Company, together with their permitted successors and/or assigns under the Parsons Lease.

“Parsons Cash Collateral Reserve” shall have the meaning set forth in Section 4.28 hereof.

“Parsons Lease” shall mean, collectively, (i) that certain office lease dated August 28, 2007, between GPI-M 190A, LP, as successor-in-interest to Granite 190 Center, Ltd., and Parsons, as tenant, together with and as amended by that certain First Amendment dated September 27, 2007, that certain Acceptance of Premises Memorandum dated January 29, 2008, that certain Second Amendment dated April 22, 2008, that certain Third Amendment dated February 15, 2012, that certain Acceptance of Premises Memorandum dated June 6, 2012, that certain Fourth Amendment dated July 19, 2012, that certain Fifth Amendment dated October 2, 2013, that certain Acceptance of Premises Memorandum dated April 11, 2014 and that certain Sixth Amendment dated July 28, 2015, covering approximately 44,346 square feet of space at the Property at the date of this Agreement, and (ii) that certain office lease dated February 25, 2013, between GPI-M 190A, LP, as successor-in-interest to Granite 190 Center, Ltd., and Parsons, as tenant, together with and as amended by that certain Acceptance of Premises Memorandum dated February 25, 2013, that certain Acceptance of Premises Memorandum dated July 14, 2014, that certain First Amendment dated July 14, 2014 and that certain Second Amendment dated July 29, 2015, covering approximately 2,578 square feet of space at the Property at the date of this Agreement, which covers an approximate aggregate space of 41,031 square feet at the Property at the date of this Agreement.

“Parsons Premises” shall mean that certain premises demised under the Parsons Lease.

“Parsons Rent Reserve” shall have the meaning set forth in Section 4.28(j) hereof.

“Parsons Trigger Period” (i) shall commence upon the occurrence of each of the following (each time any of the following may occur):

(a)  Tenant under the Parsons Lease failing to provide written notice to Borrower of its election to extend or renew the Parsons Lease for at least five (5) years on or before 12 months prior to lease expiration at a base rent that is not less than $25 per square foot;

(b)  the receipt by Borrower or Property Manager of notice from the Tenant under the Parsons Lease that it is exercising its right to terminate the Parsons Lease pursuant to the Parsons Lease;

(c)  the date that the Parsons Lease (or any material portion of the premises demised thereunder) is surrendered, cancelled or terminated prior to its then current expiration date (including any rejection in a Bankruptcy Action) or the receipt by Borrower or Property Manager of notice from the Tenant under the Parsons Lease of its intent to surrender, cancel or terminate the Parsons Lease (or any material portion of the premises demised thereunder) prior to its then current expiration date;

(d)  Tenant under the Parsons Lease failing to be in actual, physical occupancy of the Parsons Premises, ceases operations and the conduct of its business and/or such Tenant “going dark” in or vacating the Parsons Premises;

(e)  any Bankruptcy Action of the Tenant under the Parsons Lease or any guarantor of such Lease; or

(f)  an event of default under the Parsons Lease beyond any applicable notice and cure periods; and

(ii) shall end upon the first to occur of the following:

(A) in the case of clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, each of the Occupancy Conditions with respect to the entire Parsons Premises have been satisfied;

(B) in the case of clauses (i)(a) and (i)(b) above, provided no other Parsons Trigger Period has commenced, the date on which Tenant under the Parsons Lease irrevocably (A) exercises its renewal or extension option (or otherwise enters into an extension agreement with Borrower and acceptable to Lender) with respect to all of the Parsons Premises for a term of at least five (5) years at a base rent that is not less than $25 per square foot or (B) revokes or rescinds in writing all termination or cancellation notices with respect to the Parsons Lease and re-affirms such Lease as being in full force and effect without any default thereunder, as applicable, and such Tenant is (w) conducting normal business operations at the entire Parsons Premises, (x) is paying full, unabated rent under the Parsons Lease, (y) is not in default (beyond any applicable notice and cure period) in accordance with the terms and conditions of the Parsons Lease and (z) has executed and delivered estoppel certificates reasonably acceptable to Lender certifying the foregoing and confirming that all Leasing Costs and other material costs and expenses associated with the Parsons Lease have, to the extent then due and owing, been paid in accordance with the terms of the Parsons Lease;

(C) in the case of clause (i)(c) above, provided no other Parsons Trigger Period has commenced, if such termination option is not validly exercised by the Tenant under the Parsons Lease by the latest exercise date specified in the Parsons Lease or is otherwise validly and irrevocably waived in writing by the Tenant under the Parsons Lease, and such Tenant has re-affirmed the Parsons Lease as being in full force and effect without any default thereunder;

(D) in the case of clause (i)(d) above, provided no other Parsons Trigger Period has commenced, Borrower has provided to Lender evidence reasonably satisfactory to Lender (which shall include a duly executed estoppel certificate from such Tenant) that such Tenant is in actual, physical possession and occupancy of (and re-commenced its operations at) the Parsons Premises, such Tenant is open to the public for business during customary hours, not “dark” in Parsons Premises and paying full, unabated rent without offset, and that there are no Leasing Costs due and payable (or to become due or payable) and/or Tenant Improvements to be completed in connection with such re-occupancy or re-commencement of operations at the Parsons Premises;

(E) in the case of clause (i)(e) above, provided no other Parsons Trigger Period has commenced, such Tenant and/or the guarantor under the Parsons Lease, as applicable, is no longer insolvent or subject to any Bankruptcy Action and has affirmed the Parsons Lease pursuant to final, non-appealable order of a court of competent jurisdiction;

(F) in the case of clause (i)(f) above, provided no other Parsons Trigger Period has commenced, Borrower has provided Lender with evidence reasonably satisfactory to Lender (which can include a duly-executed estoppel certificate from such Tenant) that all defaults under the Parsons Lease have been cured.

“Payment” shall have the meaning set forth in Section 2.3(e) hereof.

“Payment Date” shall mean the first (1st) day of each month beginning with the second calendar month following the date hereof (or, if the date of this Agreement is the first of a calendar month, beginning with the first calendar month following the date hereof).

“Payment Differential” shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12), and multiplied by (iii) the principal sum outstanding under the Note after application of the Monthly Payment Amount due on the Prepayment Date (or, if notwithstanding the provisions of Section 2.4 hereof the Prepayment Date is not a Payment Date, on the Payment Date immediately prior to the Prepayment Date), provided that the Payment Differential shall in no event be less than zero.

“Permitted Exceptions” shall have the meaning set forth in Section 4.1(k) hereof.

“Permitted Transfers” shall have the meaning set forth in Section 4.11 hereof.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prepayment Date” shall have the meaning set forth in Section 2.4(c) hereof.

“Prohibited Person” shall mean any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Prohibited Use” shall mean (A) operation of a dry-cleaning business, except for a dry-cleaning business at which no on-site cleaning operations of any sort are undertaken (i.e., a so-called drop-off station); (B) operation of a gasoline station or automobile service or maintenance facility; (C) operation of a car wash; (D) operation of any other business that, in the ordinary course of operation, would be likely to result in the release of Hazardous Substances; (E) the sale or display of obscene or pornographic material, the conduct of obscene, nude or semi-nude live performances, or similar purposes; and (F) the operation of a cabaret, dance hall or similar venue.

“Property” shall mean each parcel of real property (including, without limitation, the Fee Real Estate, and the Leasehold Real Estate (each as defined in the Mortgage), the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such real property, personal property and Improvements, as more particularly described in granting clause of the Mortgage.

“Property Management Agreement” shall have the meaning set forth in Section 4.24(a) hereof.

“Property Manager” shall mean Transwestern Commercial Services Central Region, L.P. d/b/a Transwestern, as property manager and leasing broker, or any successor manager of the Property approved by Lender.

“Property Reserve Accounts” shall have the meaning set forth in Section 4.29 hereof.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Secondary Market Transaction, is acceptable to Lender in Lender’s sole discretion, applying standards comparable to those used by Lender in similar commercial mortgage loans, and (ii) after a Secondary Market Transaction, (A) if permitted by REMIC requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Replacement Lease” shall have the meaning set forth in Section 4.28 hereof.

“Qualified Transferee” shall mean a Person that (i) is a real estate investment trust, a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, government entity or plan, investment company registered under the Investment Company Act of 1940, as amended, or exempt or excluded from resignation or regulation thereunder pursuant to such Act and the rules thereunder, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act, as amended, (ii) has total assets (in name or under management) in excess of $400,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $200,000,000.00, (iii) is not the subject of, and has no subsidiary under its Control that is the subject of, a proceeding involving bankruptcy, insolvency, reorganization or relief of debtors, (iv) has not been convicted in a criminal proceeding for a felony or a crime involving moral turpitude and is not reputed to have substantial business or other affiliations with an organized crime figure, (v) has no material outstanding litigation pending against such Person, and has no material regulatory actions pending against such Person or any Person under its Control, (vi) has not, and has no subsidiary under its Control that has, defaulted under its obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender and (vii) has passed all OFAC, Patriot Act and similar compliance requirements (including, without limitation, so as to cause the representations set forth in Section 4.1(nn) hereof to be true, correct and complete as of the relevant date).

“Rating Agency” shall mean Fitch, Moody’s, S&P and/or any other nationally-recognized statistical rating organizations, as designated by Lender from time to time, including, without limitation, to provide a rating on any proposed Defeasance Collateral, Borrower, the Loan or any securities evidencing an interest in, inter alia, a Trust or other entity which is the holder of the Note.

“Rating Confirmation” shall mean, as to any proposed action, written confirmation from each applicable Rating Agency that the proposed action will not result in a downgrade, qualification or withdrawal of any rating issued on securities evidencing an ownership interest in the Loan that was in effect immediately prior to such proposed action.

“Rating Criteria” with respect to any Person shall mean that (i) the short-term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, if deposits are held in the account for a period of less than 30 days or (ii) the long-term unsecured debt obligations of which are rated at least “AA” by S&P and Fitch and Aa by Moody’s, if deposits are held in the account for a period of 30 days or more.

“Real Estate” shall mean that certain real property (fee and leasehold) more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as amended from time to time.

“Recognized Independent Director Provider” shall mean one or more of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or another nationally-recognized company approved by Lender (which approval shall not unreasonably be withheld if such company is then generally acceptable both to the Rating Agencies and in the market for Secondary Market Transactions involving loans comparable to the Loan), in each case that is not an Affiliate of Borrower or the related SPE Component Entity and that provides professional independent directors and other corporate services in the ordinary course of its business.

“Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, as determined by Lender, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“REMIC” shall mean a “real estate mortgage investment conduit”, within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time (or any successor statute), or any substantially similar vehicle for the holding of real estate indebtedness without the incurrence of taxation.

“Renewal Lease” shall have the meaning set forth in Section 4.10 hereof.

“Rents and Profits” shall mean all rents (including, without limitation, minimum rents, additional rents and percentage rents), rent equivalents, termination payments, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance.

“Rent Roll” shall mean a schedule of all Leases affecting the Property, accurately and completely setting forth in all material respects for each Lease the following: the name of the Tenant, the space demised to such Tenant, the Lease expiration date, extension and renewal provisions, cancellation and termination provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease customarily included in similar schedules.

“Replacement Ground Lease” shall have the meaning set forth in Section 4.1(rr) hereof.

“Replacement Reserve” shall have the meaning set forth in Section 4.28 hereof.

“Reserves” shall mean, collectively, all cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Agreement or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Impound Account, and in the reserves required pursuant to Section 4.28 hereof.

“Restoration” shall have the meaning set forth in Section 4.7 hereof.

“Sale” shall have the meaning set forth in Section 4.11 hereof.

“S&P” shall mean Standard & Poor’s Ratings Group.

“Scheduled Maturity Date” shall mean October 1, 2025.

“Secondary Market Transaction” shall mean (1) any sale of this Agreement, the Mortgage, Note and other Loan Documents to one or more Investors as a whole loan, (2) a participation of the Debt to one or more Investors, (3) a securitization of the Loan, (4) any other sale or transfer of the Debt or any interest therein to one or more Investors.

“Securities Act” shall mean the Securities Act of 1933, and the regulations promulgated thereunder, as amended from time to time.

“Securitization Closing Date” shall mean the date upon which a Secondary Market Transaction closes, if any.

“Securitization Documents” shall mean the documents effecting any Secondary Market Transaction in which the Loan (or any portion of, or interest in, the Loan) may be included, and/or the documents creating and/or governing any Trust created thereby, and/or any other document, instrument or agreement in connection with the foregoing establishing conditions for the administration and/or servicing of the Loan following any Secondary Market Transaction.

“Servicer” shall mean the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity shall be so appointed, the term “Servicer” shall be deemed to refer to Lender.

“SPE Component Entity” shall mean a corporation or an SPE-Qualifying LLC that satisfies all of the following at all times: (i) the sole asset of such entity is its ownership interest in Borrower, and such ownership interest represents not less than one-half of one percent (0.5%) direct ownership in Borrower; (ii) such entity has, at all times, at least one (1) Independent Director; (iii) includes, in its Organizational Documents, provisions substantially similar to clauses (i) through (v), inclusive, of Section 4.27(c) of this Agreement; (iv) includes, in its Organizational Documents, provisions substantially similar to Section 4.27(d), (g), and (i) of this Agreement; (v) such entity has no debt (whether secured or unsecured, direct or contingent, including pursuant to any guaranty); and (vi) such entity agrees in writing with Lender to comply with the relevant provisions of this Agreement.

“SPE-Qualifying LLC” shall mean a limited liability company formed under the laws of the State of Delaware or the laws of the State of Maryland which (i) at all times has at least one springing member that, upon the dissolution of all of other members of (or the withdrawal or the disassociation of all other members from) such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the criteria then applicable to such entities as established by the Rating Agencies and/or generally applicable to Secondary Market Transactions, and (iii) generally meets the requirements of Section 4.27 of this Agreement.

“Subaccounts” shall have the meaning set forth in Section 3.2 hereof.

“Successor Guarantor” shall have the meaning set forth in Section 4.11 hereof

“Taxes” shall have the meaning set forth in Section 4.5 hereof.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease.

“Tenant Direction Letter” shall have the meaning set forth in Section 3.1 hereof.

“Tenant Financial Information” shall have the meaning set forth in Section 4.10 hereof.

“Tenant Improvements” shall have the meaning set forth in Section 4.28 hereof.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Terminating Tenant” shall have the meaning set forth in Section 4.28 hereof.

“Title Insurance Policy” shall have the meaning set forth in Section 4.1(k) hereof.

“Transfer” shall have the meaning set forth in Section 4.11 hereof.

“Trust” shall mean the REMIC (or other transferee pursuant to a Secondary Market Transaction, as to which interests are conveyed to one or more Investors) that holds the Loan.

“Trust Account” shall mean a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(B) which has corporate trust powers and is acting in its fiduciary capacity.

“UCC Collateral” shall have the meaning set forth in the Mortgage.

“Underwritten Net Cash Flow” shall mean, for any period, the underwritten net cash flow for the Property (calculated in accordance with Lender’s underwriting standards for financings similar to the Loan) for such period, annualized, reflecting (i) an assumed vacancy rate equal to the greater of (1) the actual vacancy rate at the Property, (2) the market vacancy in the Richardson/Plano Class A office submarket, or (3) a five percent (5.0%) vacancy rate) and (ii) operating expenses (including such reserves for tenant improvements, leasing commissions, repairs and replacements, taxes and insurance premiums as Lender requires), and (iii) management fees (equal to the greater of the actual management fees paid by Borrower or a three percent (3.0%) management fee), and (iv) an ongoing replacement reserve equal to $0.20 per square foot, and (v) a rollover reserve equal to $230,601.00 per annum.

“United Healthcare” shall mean United HealthCare Services, Inc., together with its permitted successors and/or assigns under the United Healthcare Lease.

“United Healthcare Cash Collateral Reserve” shall have the meaning set forth in Section 4.28 hereof.

“United Healthcare Lease” shall mean, collectively, (i) that certain office lease dated April 12, 2012, between GPI-M 190A, LP, as landlord, and United Healthcare, as tenant, together with and as amended by that that certain Acceptance of Premises Memorandum dated October 5, 2012, that certain First Amendment dated March 1, 2013 and that certain Second Amendment dated February 16, 2015, covering approximately 50,908 square feet of space at the Property at the date of this Agreement, and (ii) that certain office lease dated March 12, 2008, between GPI-M 190B, LP, as landlord, and United

Healthcare, as tenant, together with and as amended by that certain Acceptance of Premises Memorandum dated October 31, 2008, that certain notice letter dated June 25, 2010, that certain Release and Indemnity Agreement dated March 2013 and that certain First Amendment dated February 16, 2015, covering approximately 147,049 square feet of space at the property at the date of this Agreement, which covers an approximate aggregate space of 197,957 square feet at the Property at the date of this Agreement.

“United Healthcare Premises” shall mean that certain premises demised under the United Healthcare Lease.

“United Healthcare Rent Reserve” shall have the meaning set forth in Section 4.28(k) hereof

“United Healthcare Trigger Period” (i) shall commence upon the occurrence of each of the following (each time any of the following may occur):

(a) Tenant under the United Healthcare Lease failing to provide written notice to Borrower of its election to extend or renew the United Healthcare Lease for at least five (5) years on or before 15 months prior to lease expiration at a base rent that is not less than $24 per square foot;

(b) the receipt by Borrower or Property Manager of notice from the Tenant under the United Healthcare Lease that it is exercising its right to terminate the United Healthcare Lease pursuant to the United Healthcare Lease, excluding such right to terminate with relation only to the termination option specifically provided in that certain Second Amendment dated February 16, 2015 relating to the 50,908 square feet in building one at the Property unless such termination would result in a Low Debt Service Period;

(c) the date that the United Healthcare Lease (or any material portion of the premises demised thereunder) is surrendered, cancelled or terminated prior to its then current expiration date (including any rejection in a Bankruptcy Action) or the receipt by Borrower or Property Manager of notice from the Tenant under the United Healthcare Lease of its intent to surrender, cancel or terminate the United Healthcare Lease (or any material portion of the premises demised thereunder) prior to its then current expiration date;

(d) Tenant under the United Healthcare Lease failing to be in actual, physical occupancy of the United Healthcare Premises, ceases operations and the conduct of its business and/or such Tenant “going dark” in or vacating the United Healthcare Premises;

(e) any Bankruptcy Action of the Tenant under the United Healthcare Lease or any guarantor of such Lease; or

(f) an event of default under the United Healthcare Lease beyond any applicable notice and cure periods; and

(ii) shall end upon the first to occur of the following:

(A) in the case of clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, each of the Occupancy Conditions with respect to the entire United Healthcare Premises have been satisfied;

(B) in the case of clauses (i)(a) and (i)(b) above, provided no other United Healthcare Trigger Period has commenced, the date on which Tenant under the United Healthcare Lease irrevocably (A) exercises its renewal or extension option (or otherwise enters into an extension agreement with Borrower and acceptable to Lender) with respect to all of the United Healthcare Premises for a term of at least five (5) years at a base rent that is not less than $24 per square foot or (B) revokes or rescinds in writing all termination or cancellation notices with respect to the United Healthcare Lease and re-affirms such Lease as being in full force and effect without any default thereunder, as applicable, and such Tenant is (w) conducting normal business operations at the entire United Healthcare Premises, (x) is paying full, unabated rent under the United Healthcare Lease, (y) is not in default (beyond any applicable notice and cure period) in accordance with the terms and conditions of the United Healthcare Lease and (z) has executed and delivered estoppel certificates reasonably acceptable to Lender certifying the foregoing and confirming that all Leasing Costs and other material costs and expenses associated with the United Healthcare Lease have, to the extent then due and owing, been paid in accordance with the terms of the United Healthcare Lease;

(C) in the case of clause (i)(c) above, provided no other United Healthcare Trigger Period has commenced, if such termination option is not validly exercised by the Tenant under the United Healthcare Lease by the latest exercise date specified in the United Healthcare Lease or is otherwise validly and irrevocably waived in writing by the Tenant under the United Healthcare Lease, and such Tenant has re-affirmed the United Healthcare Lease as being in full force and effect without any default thereunder;

(D) in the case of clause (i)(d) above, provided no other United Healthcare Trigger Period has commenced, Borrower has provided to Lender evidence reasonably satisfactory to Lender (which shall include a duly executed estoppel certificate from such Tenant) that such Tenant is in actual, physical possession and occupancy of (and re-commenced its operations at) the United Healthcare Premises, such Tenant is open to the public for business during customary hours, not “dark” in United Healthcare Premises and paying full, unabated rent without offset, and that there are no Leasing Costs due and payable (or to become due or payable) and/or Tenant Improvements to be completed in connection with such re-occupancy or re-commencement of operations at the United Healthcare Premises;

(E) in the case of clause (i)(e) above, provided no other United Healthcare Trigger Period has commenced, such Tenant and/or the guarantor under the United Healthcare Lease, as applicable, is no longer insolvent or subject to any Bankruptcy Action and has affirmed the United Healthcare Lease pursuant to final, non-appealable order of a court of competent jurisdiction; or

(F) in the case of clause (i)(f) above, provided no other United Healthcare Trigger Period has commenced, Borrower has provided Lender with evidence reasonably satisfactory to Lender (which can include a duly-executed estoppel certificate from such Tenant) that all defaults under the United Healthcare Lease have been cured.

“Vacated Space” shall have the meaning set forth in Section 4.28 hereof.

“Yield Maintenance Amount” shall mean the present value of a series of payments each equal to the Payment Differential and payable on each Payment Date over the remaining original term of the Loan and, with respect to the principal balance of the Note due to be outstanding on such date, on the Maturity Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date, respectively.

ARTICLE II

GENERAL TERMS

2.1         Loan Commitment; Disbursement to Borrower.

(a)        Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to borrow the Loan.

(b)        Disbursement of Loan to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan.

(c)        Use of Proceeds. Borrower shall use the proceeds of the Loan as set forth on Closing Statement.

(d)        No Reborrowing of Amounts Repaid. Any amount borrowed and repaid in respect of the Loan may not be reborrowed.

(e)        The Note, this Agreement, the Mortgage and Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

2.2        Interest Rate.

(a)        Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the Maturity Date at the Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued on the Loan for the preceding Interest Accrual Period.

(b)        Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

(c)        Default Rate. During the existence of an Event of Default, Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the Default Rate. The Default Rate shall be computed from the occurrence of an Event of Default until the cure of all Event(s) of Default then continuing. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

(d)        Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay (the “Maximum Legal Rate”). If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.3         Loan Payment.

(a)         Payments Generally. If any payment hereunder or under any Loan Document becomes due and payable on a day other than a Business Day, such payment shall be payable on the next Business Day (but the passing of any grace period shall be measured from the original date on which such payment was due and payable). All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

(b)         Principal and Interest Payments. Payments of principal and interest under the Loan, calculated in accordance with the terms hereof, shall be due and payable (without notice or demand) as follows:

(i)        interest only at the Interest Rate in effect for the First Interest Accrual Period shall be due and payable concurrently with the making of the advance of the principal balance of the Loan, as shown on the Closing Statement;

(ii)       for each Interest Accrual Period following the First Interest Accrual Period, Borrower shall pay to Lender the Monthly Payment Amount on the related Payment Date, to be applied as set forth in Section 2.3(e) of this Agreement; and

(iii)      the entire outstanding principal amount of the Loan, together with all accrued and unpaid interest and any other charges due thereon and all other sums due and payable pursuant to this Agreement and/or the other Loan Documents, shall be due and payable on the Maturity Date.

Payments made by Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called “Additional Taxes”). If any Additional Taxes are required to be withheld from any amounts payable to Lender hereunder or under any of the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Additional Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(c)         Late Payment Charge. If any Monthly Payment Amount or any other sums due under the Loan Documents (excluding only the outstanding principal due on the Maturity Date) is not paid by Borrower by the date on which it is due (after giving effect to any applicable notice, cure and/or grace period set forth in Section 5.1(a) below), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

(d)         Method and Place of Payment. Payments shall be paid by Borrower, without set-off or counterclaim, by wire transfer to Lender at 425 Lexington Avenue, Attention: Agency Services, New York, New York 10017, or to such other location or account as Lender may specify to Borrower from time to time, in federal or other immediately available funds in lawful money of the United States of America, not later than 12:00 noon, New York City time, on the date due. If the date for any payments of principal is extended on account of the foregoing or on account of operation of law or otherwise, interest thereon shall be payable at the then applicable rate during such extension.

(e)         Application of Payments.

(i)        Except during the continuance of an Event of Default, all proceeds of any repayment, including prepayments, of the Loan (a “Payment”) shall be applied to pay: (1) first, any costs and expenses of Lender (and any Servicer) required to be reimbursed under the terms of the Loan Documents; (2) second, to any Late Payment Charges and accrued and unpaid interest payable at the Default Rate; (3) third, accrued and unpaid interest payable at the Interest Rate; (4) fourth, any other amounts then due and owing under the Loan Documents (including, without limitation, payments to any Reserve required hereunder); and (5) fifth, to the outstanding principal amount of the Loan. After the occurrence and during the continuation of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral, shall be applied in such order and in such manner as Lender shall elect in Lender’s sole and absolute discretion.

(ii)       To the extent that Borrower makes a Payment or Lender receives any Payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such Payment or proceeds had not been received by Lender.

2.4         Prepayment Restrictions.

(a)         Restriction on Prepayment. The principal balance of the Loan may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds, as to which the provisions of Section 2.4(e) shall apply) prior to the Lockout Release Date. From and after the Lockout Release Date, the Loan may be prepaid in whole only, and not in part, in accordance with Section 2.4(c) of this Agreement. Notwithstanding the foregoing, if an Event of Default is continuing at the time of prepayment of the Loan, then the provisions of Section 2.4(d) of this Agreement shall apply.

(b)         Restriction on Defeasance. Borrower may effect a Defeasance only as set forth in Section 2.5 below.

(c)         Conditions for Prepayment. On the Lockout Release Date, or at any time thereafter, provided no Event of Default exists, the principal balance of the Loan may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any Payment Date upon not less than thirty (30) days nor more than ninety (90) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (the “Prepayment Date”), provided that such prepayment is accompanied by payment of (i) any costs and expenses of Lender required to be reimbursed under the terms of the Loan Documents, (ii) interest accrued and unpaid on the principal balance of the Loan to and including the Prepayment Date, and (iii) all other sums then due under this Agreement and the other Loan Documents. If any such notice of prepayment is given, the principal balance of the Loan that is the subject of such notice of prepayment and the other sums required under this paragraph shall be due and payable on the Prepayment Date.

(d)         Prepayment During the Continuation of an Event of Default. If prepayment of the Loan, in whole or in part, occurs at any time when an Event of Default shall be continuing (irrespective of whether foreclosure proceedings have been commenced) prior to the Lockout Release Date, then in addition to the payment of the amounts specified in clauses (i) through (iii) of Section 2.4(c) above, Borrower shall also pay to Lender a prepayment fee equal to the greater of (1) the Yield Maintenance Amount, and (2) an amount equal to two percent (2%) of the principal amount of the Loan prepaid.

(e)         Prepayment from Casualty or Condemnation Proceeds. Prepayments of principal (whether full or partial) resulting from the application of casualty or condemnation proceeds to the Debt (whether such application is required by Lender or requested by Borrower) shall be applied to the payments of principal due under the Loan in inverse order of maturity. Any such repayment shall not change the amounts of subsequent monthly installments of principal (if any are required hereunder) nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing. In addition, except as hereinafter provided in this subparagraph (e), prepayments of principal (whether full or partial) resulting from the application of casualty or condemnation proceeds to the Debt under this subparagraph (e) shall be made without the imposition of the Yield Maintenance Amount or any other premium or penalty, provided, however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds as provided in this Agreement, Borrower shall pay the Yield Maintenance Amount to Lender. Lender, at its option, may elect to use such proceeds and Yield Maintenance Amount (if any) to defease an amount of the Loan equal to the proceeds applied as a prepayment, in the manner provided in Section 2.5 below.

2.5         Defeasance. At any time during the Defeasance Period, Borrower may obtain a release of the Property from the lien of the Mortgage and other Loan Documents upon the satisfaction of the following conditions:

(a)         Not less than thirty (30) days’ prior written notice shall be given to Lender specifying a date (the “Defeasance Date”) on which the Defeasance Deposit is to be delivered;

(b)         All accrued and unpaid interest on the Loan and all other sums due hereunder and under the other Loan Documents up to the Defeasance Date, including, without limitation, all amounts payable pursuant to Section 2.5(f) hereof, shall be paid in full on or prior to the Defeasance Date;

(c)         No Event of Default, shall be continuing either at the time Borrower gives notice of the Defeasance Date to Lender or on the Defeasance Date;

(d)         On or before the Defeasance Date, Borrower shall deliver (or cause to be delivered) to Lender each of the following:

(i)        the Defeasance Deposit, together with the amount required by Section 2.5(f) hereof;

(ii)       the Defeasance Security Agreement, duly executed by Borrower, together with an endorsement of the Defeasance Collateral by the holder thereof as directed by Lender (or a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution)) sufficient so as to create a first priority security interest therein in favor of Lender in conformity with any applicable state and federal laws governing granting of such security interests;

(iii)        an opinion of counsel for Borrower, in form and substance (and delivered by counsel) satisfactory to Lender in its sole discretion stating, among other things, (w) that Lender has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral, (x) that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (y) that the Defeasance will not (1) cause the Trust to fail to qualify as a REMIC within the meaning of Section 860D of the Code as a result of such Defeasance, (2) constitute a “significant modification” of the Loan within the meaning of Treasury Regulation Section 1.1001-3(b) or cause the Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, (3) result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, and (4) constitute an avoidable preference under Section 547 of the Bankruptcy Code, or similar provisions of any applicable state law, and (z) if a Non-Consolidation Opinion was delivered in connection with the closing of the Loan, setting forth such comparable opinions as to Successor Borrower as Lender shall reasonably require (or as shall be required to satisfy the Securitization Documents);

(iv)        a Rating Confirmation from each of the applicable Rating Agencies for any securities issued in connection with a Secondary Market Transaction;

(v)         a certificate in form and substance acceptable to Lender, from a nationally-recognized firm of independent certified public accountants acceptable to Lender and satisfying the requirements of the Securitization Documents, certifying that the Defeasance Collateral is sufficient to generate monthly amounts equal to or greater than the payments due on all successive Payment Dates occurring after the Defeasance Date through and including the Maturity Date, with each such payment being equal to or greater than (1) the Monthly Payment Amount due on such Payment Date, and (2) with respect to the payment due on the Maturity Date, the entire outstanding principal balance of the Loan together with any interest accrued as of such date and all other amounts payable pursuant to the Loan Documents on such date;

(vi)        if required to comply with the requirements of any Securitization Documents, a certification of Borrower and Guarantor that the purpose of the defeasance is to facilitate the disposition of the Property, the refinancing of the Property or any other customary commercial transaction, and is not part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(vii)       such other certificates, opinions, documents or instruments as Lender may reasonably require to satisfy any conditions of the Securitization Documents.

(e)         As part of the Defeasance, Borrower shall assign all its obligations and rights in, to and under the Note, the Defeasance Collateral and the Defeasance Security Agreement to a successor entity acceptable to Lender (“Successor Borrower”). In connection therewith, the Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s obligations under the Note and the Defeasance Security Agreement and accept an assignment of the Defeasance Collateral. In connection with such assignment and assumption, Borrower and/or Successor Borrower shall deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower, as applicable, in accordance with its terms and that the Note, the Defeasance Security Agreement and any other documents executed in connection with such defeasance are enforceable against Borrower or Successor Borrower, as applicable, in accordance with their respective terms.

(f)        Borrower shall pay, simultaneously with the Defeasance of the Loan as aforesaid, all reasonable costs and expenses incurred by Lender and Successor Borrower and their respective agents and servicers in satisfying the foregoing conditions and of the transactions contemplated by this Section 2.5, including, without limitation, the reasonable and customary brokerage or other transaction fees in purchasing the Defeasance Collateral, any reasonable legal fees and expenses incurred in connection with obtaining and reviewing the Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation and confirming the satisfaction of the other conditions to the Defeasance, and the cost of any Rating Confirmation.

(g)        Upon compliance with all of the foregoing requirements of this Section 2.5, (i) Borrower and Guarantor shall be relieved of their respective obligations under the Note and the Defeasance Security Agreement and the other Loan Documents (except to the extent such obligations survive any repayment or defeasance of the Loan), and (ii) the Property shall be released from the lien of the Mortgage and of the other Loan Documents, and (iii) the Defeasance Collateral shall constitute the only collateral which shall secure the Note. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the Property from such liens.

(h)        The entity initially named herein as “Lender” shall have the sole right to (i) establish or designate the Successor Borrower and (ii) purchase or cause the purchase of the Defeasance Collateral with the Defeasance Deposit, which rights (collectively, the “Defeasance Rights”) may be exercised in Lender’s sole discretion and shall be retained by such entity initially named herein as “Lender” notwithstanding any transfer or securitization of the Loan unless such Defeasance Rights are expressly conveyed together therewith; the Defeasance Rights may be conveyed separately from the Loan.

ARTICLE III

CASH MANAGEMENT

3.1         Clearing Account; Deposit of Rents and Profits; Withdrawals from Clearing Account.

(a)        Borrower confirms that upon the commencement of a Cash Management Period and at all times thereafter, Borrower shall establish, and Borrower covenants that it shall maintain, pursuant to the Clearing Bank Agreement, an Eligible Account at the Clearing Bank (the “Clearing Account”). Borrower irrevocably agrees that, upon the first occurrence of a Cash Management Period, Lender may direct the Clearing Bank to open the Clearing Account in accordance with the Clearing Bank Agreement. The Clearing Account shall be in the name of the Borrower for the benefit of the Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and the Clearing Account shall be assigned the tax identification number of Borrower. Borrower acknowledges and agrees that, so long as any portion of the Debt remains outstanding, neither Borrower, Property Manager nor any other Person acting on behalf of, or claiming through, Borrower or Property Manager, shall have any right or authority to change the identity, name, location, account number, bank location or other feature or attribute of the Clearing Account without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. In the event that Clearing Bank requires a modification to the Clearing Bank Agreement, such modification shall only be made following Lender’s written consent (which may be granted or withheld in Lender’s sole and absolute discretion) and if Lender refuses to agree to the requested change, then Borrower shall establish a new Clearing Account at an Eligible Bank (and such Eligible Bank shall enter into a new Clearing Bank Agreement in form and substance satisfactory to Lender). In addition, at the election of Lender, exercised from time to time (i) after the occurrence and during the existence of an Event of Default, (ii) at any time Lender reasonably believes that the Clearing Bank is not adequately performing its duties under the Clearing Bank Agreement, (iii) at any time after the credit rating of the Clearing Bank falls below the requirements of an Eligible Bank (unless Lender has waived the Eligible Bank requirements) or (iv) at any time after Lender has waived the Eligible Bank requirements for the Clearing Bank, but Lender has elected, in its sole and absolute discretion, to require that the Clearing Account be located at an Eligible Bank, Borrower will establish a new Clearing Account at an Eligible Bank (and such Eligible Bank shall enter into a new Clearing Bank Agreement in form and substance satisfactory to Lender). Borrower hereby irrevocably appoints Lender as its attorney-in-fact (coupled with an interest) to execute a modification of the Clearing Bank Agreement approved by Lender or establish a new Clearing Account at an Eligible Bank upon Lender’s exercise of its rights under the preceding sentence, upon Borrower’s failure to do so within ten (10) days following Lender’s written demand.

(b)         The Clearing Account shall be under the sole and exclusive dominion and control of the Lender and neither Borrower, nor Property Manager, nor any other party claiming on behalf of, or through, Borrower or Property Manager, shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit or deposited into the Clearing Account or have any other right or power with respect to the Clearing Account; provided, however, that Borrower or Property Manager or their designee shall have the right, if available through the Clearing Bank, to access information regarding balances, deposits into and withdrawals from the Clearing Account, so long as such information access right does not permit Borrower or Property Manager or any party other than Lender or Servicer to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in the Clearing Account.

(c)         Borrower agrees to timely pay the customary fees and expenses of Clearing Bank in connection with the Clearing Account and any Lockbox Address, as such fees and expenses are established from time to time. In the event that Clearing Bank seeks reimbursement of any item deposited into the Clearing Account but returned or disallowed or reimbursement of any other monetary sum pursuant to the Clearing Bank Agreement, Borrower shall promptly and timely pay such sum. In the event Clearing Bank seeks reimbursement of sums from Lender pursuant to the Clearing Bank Agreement, Borrower shall, upon demand by Lender, pay Clearing Bank such sums. Failure of Borrower to pay any sum due and payable (by Borrower or Lender) to the Clearing Bank in connection with the Clearing Account within five (5) days after written demand by Lender shall constitute an Event of Default under this Agreement.

(d)         The following provisions shall apply:

(i)        Upon the occurrence of a Cash Management Period and upon written demand by Lender, Borrower shall establish with Clearing Bank a lock box address at the Clearing Bank (the “Lockbox Address”).

(ii)       Upon the commencement of a Cash Management Period and upon written demand by Lender and until the Debt is repaid in full, Borrower shall, or shall cause Property Manager to, notify and advise each Tenant under each Lease (whether such Lease is presently effective or executed after the date hereof) pursuant to an instruction letter in the form of Exhibit E attached hereto (a “Tenant Direction Letter”) to send directly to the Lockbox Address (or to the Clearing Account via ACH transfer or wire transfer) all sums due and payable by such Tenant under its Lease as and when due and payable under its Lease. At or prior to the Closing Date, Borrower shall deliver to Lender partially-completed original Tenant Direction Letters addressed to all Tenants listed on the Rent Roll attached hereto as Exhibit B. Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding) to sign and deliver to any Tenant, (i) upon the occurrence of a Cash Management Period, or (ii) upon failure of Borrower to do so within five (5) days following written demand from Lender, such partially-completed or completed Tenant Direction Letters, as applicable.

(iii)        During any Cash Management Period and until the Debt is repaid in full, Borrower shall, or shall cause Property Manager to, instruct all Persons that maintain open accounts with Borrower or Property Manager with respect to the Property or with whom Borrower or Property Manager does business on an “accounts receivable” basis with respect to the Property (any such Person, an “Accounts Receivable Payor”), to deliver all payments due under such accounts directly to the Lockbox Address (or to the Clearing Account via ACH transfer or wire transfer) (such an instruction by Borrower, an “Accounts Receivable Instruction”). Neither Borrower nor Property Manager shall direct any such Person to make payments due under such accounts in any other manner.

(iv)        Intentionally omitted.

(v)         If Lender requires Borrower to deliver any Direction Letters or Accounts Receivable Instructions, then if notwithstanding the foregoing, Borrower or Property Manager should receive any Rents and Profits, the recipient of such Rents and Profits shall deposit same with the Clearing Bank within one (1) Business Day after receipt.

(vi)        Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Property Manager shall terminate, amend, revoke or modify any Direction Letter or any Accounts Receivable Instruction in any manner whatsoever or direct or cause any Tenant or any Accounts Receivable Payor to pay any amount in any manner other than as provided in the related Direction Letter or Accounts Receivable Instruction.

(vii)       So long as any portion of the Debt remains outstanding, neither Borrower, Property Manager nor any other Person shall open or maintain any accounts into which Rents and Profits are deposited other than the Clearing Account. The foregoing shall not prohibit Borrower or Property Manager from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower or the Property Manager pursuant to the express terms of this Agreement.

(e)         Absent the existence of a Cash Management Period, on each Business Day on which available funds are on deposit in the Clearing Account, Clearing Bank shall transfer all such available funds to an operating account established, maintained by and under the exclusive dominion and control of Borrower (the “Operating Account”). Commencing with a Cash Management Commencement Date and continuing during the existence of a Cash Management Period, without limiting the foregoing provisions, all transfers from the Clearing Account to the Operating Account shall immediately cease and Lender shall have the right, at its sole option, to instruct the Clearing Bank, from time to time, to administer available sums on deposit in or deposited into the Clearing Account in the manner set forth in Section 3.3 below or to transfer available sums on deposit in the Clearing Account, from time to time, to a Cash Management Account (as defined below). The initial Operating Account is set forth in the Clearing Bank Agreement.

3.2         Cash Management Account; Processing of Rents and Profits.

(a) At Lender’s option, Lender may establish an Eligible Account (the “Cash Management Account”) at an Eligible Bank (the “Cash Management Bank”) selected by Lender in its sole discretion. The Cash Management Account shall be in the name of the Borrower for the benefit of the Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes and the Cash Management Account shall be assigned the tax identification number of Borrower.

(b)         The Cash Management Account shall be under the sole and exclusive dominion and control of the Lender and neither Borrower, Property Manager nor any other party claiming on behalf of, or through, Borrower or Property Manager, shall have any right to transfer, withdraw, access or otherwise direct the disposition of funds on deposit in the Cash Management Account or have any other right or power with respect to the Cash Management Account.

(c)         Borrower agrees to timely pay the customary fees and expenses of Cash Management Bank in connection with the Cash Management Account, as such fees and expenses are established from time to time. Failure of Borrower to pay any sum due and payable (by Borrower or Lender) to the Cash Management Bank in connection with the Cash Management Account within five (5) days after written demand by Lender shall constitute an Event of Default under this Agreement.

(d)         At Lender’s option, the Cash Management Bank (or, if the Lender elects to utilize the Clearing Account as the Cash Management Account, the Clearing Bank (which shall in such context also be referred to herein as the Cash Management Bank)) shall transfer sums on deposit in the Cash Management Account to any number of subaccounts (collectively, the “Subaccounts”) which subaccounts shall be maintained on a ledger-entry basis and which Subaccounts may include, without limitation, one or more of the Impound Account and the Reserves.

(e)         Upon a Cash Management Commencement Date and during the existence of a Cash Management Period, Lender or Servicer shall (so long as no Event of Default has occurred and is continuing) direct the Cash Management Bank to allocate and disburse amounts on deposit in and deposited into the Cash Management Account in accordance with the provisions of Section 3.3 below (the “Disbursement Instructions”); provided, however, that if no Disbursement Instructions are received by the Cash Management Bank with respect to a monthly period, the Cash Management Bank may allocate and disburse amounts in the Cash Management Account pursuant to the most recent Disbursement Instructions received from Lender or Servicer prior thereto.

3.3         Application and Disbursement of Funds.

(a)         During any Cash Management Period, except as set forth is Section 3.3(c) hereof, on each Payment Date Lender shall disburse and/or allocate to Subaccounts, as applicable, amounts deposited into the Cash Management Account in the following order of priority:

(i)        First, payments to the Impound Account in accordance with the terms and conditions of Section 4.6 hereof;

(ii)       Next, to the payment of all amounts due under the Note on such Payment Date (including, without limitation, interest and, if applicable, principal) (which, following an Event of Default shall include, without limitation, interest at the Default Rate);

(iii)      Next, payments of any other amounts due under the Loan Documents not otherwise addressed by this Section 3.3 (a) (including, without limitation, payments to any Reserves not otherwise addressed by this Section 3.3(a));

(iv)      Next, payments to the Replacement Reserve, in accordance with the terms and conditions of Section 4.28 hereof;

(v)        Next, payments to the Leasing Reserve, in accordance with the terms and conditions of Section 4.28 hereof;

(vi)       Next, payments for monthly Cash Expenses, less amounts payable to affiliates of Borrower, incurred in accordance with the terms and conditions of the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Cash Expenses in a form acceptable to Lender;

(vii)      Next, payments for monthly Cash Expenses payable to Affiliates of Borrower, incurred in accordance with the terms and conditions of the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Cash Expenses in a form acceptable to Lender;

(viii)     Next, payment for monthly Net Capital Expenditures, incurred in accordance with the terms and conditions of the related Approved Annual Budget pursuant to a written request for payment submitted by Borrower to Lender specifying the individual Net Capital Expenditures in a form acceptable to Lender;

(ix)       Next, payment for Extraordinary Expenses approved by Lender, if any; and

(x)        Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (ix) above (“Available Cash”):

(A)       During a Cash Management Period continuing due to a United Healthcare Trigger Period, to the United Healthcare Cash Collateral Reserve to be held and disbursed in accordance with Section 4.28(g); or

(B)       During a Cash Management Period continuing due to a Parsons Trigger Period, to the Parsons Cash Collateral Reserve to be held and disbursed in accordance with Section 4.28(i); or

(C)       Provided that no United Healthcare Trigger Period or Parsons Trigger Period is continuing, to the Cash Collateral Reserve to be held or disbursed in accordance with Section 4.28(h).

(D)       In the event that a United Healthcare Trigger Period and a Parsons Trigger Period exist simultaneously, then Lender shall, in its reasonable discretion, allocate funds under clause (x) to such Reserves and Leases as Lender determines.

(b)         During any Cash Management Period, in the event that the Borrower must incur an Extraordinary Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the Lender’s prior written approval.

(c)         Notwithstanding any other provision of this Agreement or of the other Loan Documents, during the continuance of an Event of Default, Lender reserves the right, exercisable at its sole option, to (x) take such enforcement actions (including, but not limited to, acceleration and foreclosure of the Property) as it deems appropriate under the Loan Documents or otherwise under law or in equity and/or (y) apply Rents and Profits and other sums on deposit in or deposited into the Clearing Account, the Cash Management Account, the Impound Account, the Reserves and any other sums deposited by Borrower with Lender to the payment of the Debt, in such order, manner, amounts and times as Lender in its sole discretion determines, and such reserved rights shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(d)         Nothing in this Section 3.3 shall limit, reduce or otherwise affect Borrower’s obligations to make payments of the Monthly Payment Amount and, if applicable, payments to the Impound Account and/or any other Reserves, due under this Agreement and under the other Loan Documents, whether or not Rents and Profits are available to make such payments.

3.4        Security Interest. Borrower acknowledges and agrees that it has granted to Lender a first-priority security interest in the Clearing Account and Cash Management Account and the sums on deposit therein, among other things, pursuant to this Agreement. Borrower acknowledges and agrees that, without limitation of any other provisions of this Agreement, the Mortgage or the other Loan Documents, upon the occurrence and during the existence of an Event of Default, Lender may use the Clearing Account, the Cash Management Account and/or any sums on deposit in either of them for any or all of the following purposes: (i) repayment of the Debt, including, but not limited to, interest, principal and any prepayment premium or fee applicable to any such full or partial prepayment, (ii) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements) suffered or incurred by Lender as a result of such Event of Default, (iii) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or any of the other Loan Documents, (iv) payment of any item as required or permitted by this Agreement or any of the other Loan Documents or (v) any other purpose permitted by applicable law, provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Clearing Account, the Cash Management Account and any sums on deposit in either of them and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Clearing Account or Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or, during an Event of Default, in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement with respect to the Clearing Account, Cash Management Account and/or the sums on deposit therein shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.

3.5        Indemnification by Borrower. Lender shall be responsible for the performance only of such duties with respect to the Clearing Account and Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Lender shall not be liable for any acts, omissions, errors in judgment or mistakes of fact or law, including, without limitation, with respect to proceeds on deposit in the Clearing Account or Cash Management Account. Borrower shall indemnify and hold the Lender, its successors, assigns, shareholders, directors, officers, employees, and agents (including, without limitation, any Servicers) harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by such parties in connection with the Clearing Account, Lockbox Address, Cash Management Account or the investment by Lender of amounts in the Cash Management Account or the Subaccounts, other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

3.6        Acknowledgment and Agreement by Property Manager. Borrower hereby covenants and agrees that it shall cause the Property Manager and any successor Property Manager to acknowledge, agree to and assume in writing, the duties and obligations of the Property Manager under this Article III.

3.7         Miscellaneous.

(a)        Borrower agrees that the Cash Management Bank shall pay over to Lender all amounts deposited in the Cash Management Account on demand (to be applied by Lender in accordance with this Article III), without notice to the Borrower.

(b)        Borrower confirms and agrees that, notwithstanding the provisions of this Agreement, Borrower retains sole control over the operation and maintenance of the Property, subject to the obligations of Borrower under this Agreement and the other Loan Documents, and Lender is not and shall not be deemed to be a mortgagee in possession.

(c)        The Lender shall from time to time direct the Cash Management Bank (which direction shall not be required to be given more often than one time per month), to invest amounts allocated to the Subaccounts in investments selected by the Lender. All funds in the Subaccounts that are so invested are deemed to be held in the Subaccounts for all purposes of this Agreement, the Mortgage and the other Loan Documents. Except as otherwise provided in Section 4.30 hereof, all earnings on investments from the Subaccounts shall be for the benefit of the Lender. Borrower hereby assumes all risk of loss with respect to funds on deposit in the Subaccounts.

3.8         Annual Budgets.

For each fiscal year during the term of the Loan, Borrower shall submit to Lender for Lender’s written approval an Annual Budget not later than sixty (60) days prior to the commencement of such fiscal year (provided that the Annual Budget for the fiscal year in which the date hereof occurs shall be submitted to Lender for its approval prior to the date hereof, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as Borrower may reasonably determine. Lender shall have the right to approve such Annual Budget, and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described in this subparagraph until the Lender approves an Annual Budget. Until such time as Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses. Failure of the Borrower to submit, in a timely fashion, Annual Budgets in accordance with the provisions of this Section 3.8, shall constitute, at Lender’s option, an Event of Default. In addition, and without limiting any of the foregoing, the receipt and approval by Lender of an Annual Budget as required hereunder shall be a condition precedent to any obligation hereunder of Lender to release any funds from the Cash Management Account for the payment of Cash Expenses, Net Capital Expenditures and/or Extraordinary Expenses, and Borrower expressly acknowledges that it shall be responsible for the current and timely payment of such expenses notwithstanding that Lender’s shall not be required to release such funds.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

For the purpose of inducing Lender to make the Loan and for the protection of the security of the Loan Documents, for so long as the Debt or any part thereof remains unpaid, Borrower makes the representations and warranties as set forth in Section 4.1 below and covenants and agrees as set forth elsewhere in this Article IV as follows:

4.1         Representations and Warranties of Borrower. Borrower, for itself and its successors and assigns, does hereby represent and warrant to Lender that:

(a)        Organization and Existence; Organizational Chart. Borrower is duly organized and validly existing as a limited partnership in good standing under the laws of the Delaware and is qualified to do business in the state of Texas and in all other jurisdictions in which Borrower is transacting business. Attached as Exhibit C to this Agreement is a true, correct and complete organizational chart of Borrower. Borrower has delivered to Lender a true, correct and complete copy of the Organizational Documents for each Person (other than a natural person) shown thereon.

(b)        Authorization. Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents and has taken all necessary actions in furtherance thereof including, without limitation, that those partners or members of Borrower whose approval is required by the terms of Borrower’s organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Borrower’s knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c)        Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.

(d)        Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms, subject only to bankruptcy laws and general principles of equity.

(e)        No Defenses. This Agreement, the Note, the Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of this Agreement, the Note, the Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Agreement, the Note, the Mortgage or any of the other Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(f)        Defense of Usury. Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g)        No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower, any Guarantor or any Constituent Entity of either of them. The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower or any Guarantor or any Constituent Entity of either of them to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower or any Guarantor or any Constituent Entity of either of them is a party or by which Borrower or any Guarantor or any Constituent Entity of either of them is bound.

(h)        Compliance with Applicable Laws and Regulations. All of the Improvements and the use of the Property by Borrower comply with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable health, fire and building codes, and all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use (collectively, “Applicable Laws”). There is no evidence of any illegal activities relating to controlled substances on the Property. All licenses, permits, franchises, certificates of occupancy, consents and other approvals necessary for the operation of the Property for the use currently being made thereof have been obtained and are in full force and effect. All of the Improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(i)         Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.

(j)         No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property, Borrower, any Guarantor or any Constituent Entity of Borrower or any Guarantor, whether pursuant to the Loan Documents or otherwise, an adverse outcome of which would materially affect Borrower’s performance under this Agreement, the Note, the Mortgage or any of the other Loan Documents.

(k)        Title. Borrower has good and marketable fee simple title to the Property, subject only to those matters expressly listed as exceptions to title or subordinate matters in the title insurance policy accepted by Lender in connection with this Agreement (the “Title Insurance Policy”), excepting therefrom all preprinted and/or standard exceptions (the “Permitted Exceptions”). Borrower has good and marketable leasehold title to the Leasehold Real Estate, pursuant to the Ground Lease for the terms described in the Ground Lease and subject only to the Permitted Exceptions. The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned. Further, Borrower and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form done or intended under the Loan Documents. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created under the Loan Documents against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of the Mortgage and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.

(l)         Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of Borrower to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.

(m)       First Lien. Upon the execution by Borrower and the recording of the Mortgage, and upon the filing of UCC-1 financing statements or amendments thereto, Lender will have a valid first lien on the Property and a valid security interest in all personal property encumbered thereby, subject to no liens, charges or encumbrances (which prohibition shall include any lien, charge or encumbrance securing a PACE Loan) other than the Permitted Exceptions.

(n)        ERISA. Borrower has made and shall continue to make all required contributions to all employee benefit plans and multi-employer plans, if any, and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of ERISA and any other federal or state law and shall continue to be qualified and tax-exempt to the greatest extent permitted thereunder. Other than with respect to any such plans, Borrower is not an entity subject to regulation or restriction under ERISA, and no assets of Borrower are “plan assets” (as defined in ERISA).

(o)        Financial Statements. The financial statements of Borrower (or any predecessor-in-interest to Borrower as owner of the Property, if applicable, that is an Affiliate of Borrower), any general partner, managing member or sole member of Borrower, and Guarantor that were furnished to Lender (whether in connection with Lender’s consideration to make the Loan, pursuant to the Loan Documents, or otherwise) are (in each case) complete and correct and fairly present the financial condition of the subject thereof (including, without limitation, assets, liabilities and liquidity) as of the date set forth thereon, and the results of operations of such party for the periods covered by such statements (if applicable). No material adverse change in the financial condition of any such party has occurred between the respective dates of the most recent financial statements that were furnished to Lender (whether in connection with Lender’s consideration to make the Loan, pursuant to the Loan Documents, or otherwise) relating to such entities or persons, and the date on which this representation is made (or deemed restated). After giving effect to the Loan, each of Borrower, any general partner, managing member or sole member of Borrower, and Guarantor each has a positive net worth. After the Loan is made, and giving effect to the payment obligations with respect to the Loan, Borrower will have sufficient working capital (including, if applicable, projected cash flow from the Property) not only to adequately maintain the Property as required by the Loan Documents but also to pay all of Borrower’s outstanding debts as they come due. Each of the representations in this paragraph shall be deemed restated as part of each request for any disbursement from any Reserve.

(p)        No Other Obligations or Contingent Liabilities. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (i) obligations incurred in the ordinary course of the operation of the Property that do not violate Section 4.27, and (ii) the Debt. Neither Borrower nor any Guarantor has any known material contingent liabilities, except for contingent liabilities of any Guarantor explicitly set forth on the most recent financial statements of such Guarantor that were delivered to Lender in connection with the Loan.

(q)        Fraudulent Conveyance. Borrower (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower). Neither Borrower, nor any member, partner or shareholder of Borrower, has made or received, or is making or receiving in connection with the Loan, (1) a transfer of an interest of its property to or for the benefit of a creditor of such party that is or could constitute a voidable preference under federal bankruptcy, state insolvency, or similar applicable creditors’ rights laws, or (2) a transfer (including any transfer to or for the benefit of an insider under an employment contract) within two years of the date hereof that is or could constitute a fraudulent transfer under federal bankruptcy, state insolvency, or similar applicable creditors’ rights laws.

(r)        Investment Company Act. Neither Borrower nor any Guarantor is (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(s)        Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, or enter the Property via permanent easements not subject to termination except with the consent of Borrower, and all such utilities are connected so as to serve the Property without passing over other property. All roads, and access to such roads, necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property without any further condition or cost to Borrower.

(t)        Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. Further, the Property is free from delinquent Taxes and Other Charges.

(u)        Single Tax Lot. The Real Estate consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Real Estate or a portion of the Real Estate and no portion of the Real Estate lies in any other tax lot.

(v)        Special Assessments. Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

(w)       Flood Zone. The Property is not located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 4.4 is in full force and effect with respect to the Property.

(x)        Seismic Exposure. The Real Estate is not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.”

(y)        Misstatements of Fact. No certification, representation or statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower, any Guarantor or any Constituent Entity of Borrower or any Guarantor which has not been disclosed which adversely affects, or in the judgment of a reasonable person might adversely affect, the business, operations or condition (financial or otherwise) of the representing party. Further, and in clarification of the foregoing, all reports, certificates, affidavits, representations, statements and other data furnished by or on behalf of Borrower, Guarantor and each Constituent Entity of each of them to Lender, or their respective agents, in connection with the Loan are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading.

(z)        Condition of Improvements. The Property has not been damaged by fire, water, wind or other cause of loss since the earlier to occur of the initial visit to or inspection of the Property by Lender or its agents in connection with the Loan. The Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

(aa)      No Insolvency or Judgment. Neither Borrower, nor any Guarantor, nor any Constituent Entity of Borrower or any Guarantor, (i) has been or is currently the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (ii) is currently the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The proposed Loan will not render Borrower or any general partner or member of Borrower insolvent. As used in this Agreement, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(bb)      No Condemnation. No part of the Property has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, this Agreement, the Mortgage or the Loan or the usefulness of such property for the purposes contemplated by the Loan Documents, nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.

(cc)      No Labor or Materialmen Claims. All parties furnishing labor and materials to Borrower (or any predecessor-in-title) or the Property have been paid in full and, except for such liens or claims expressly disclosed in, and insured against by the Title Insurance Policy, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Mortgage.

(dd)      No Purchase Options. No tenant, party, firm, corporation or other Person has an option, right of first offer, or right of first refusal, to purchase the Property, any portion thereof or any interest therein.

(ee)      Leases. Attached hereto as Exhibit B is a true, correct and complete Rent Roll as of the date hereof. The Property is not subject to any Leases or other agreements related to the leasing or renting of the Property or any portion thereof, except as set forth on the Rent Roll. No person has any possessory interest in the Property or right to occupy the same, except pursuant to the Leases. Borrower hereby represents that: (i) Borrower has delivered a Rent Roll that is true, correct and complete as of the date hereof; and (ii) Borrower is the owner and holder of the landlord’s interest under the Leases, and there are no prior assignments of all or any portion of the Leases or any portion of the Rents and Profits which are presently outstanding and have priority over the assignment of leases and rents given by Borrower to Lender in the Mortgage or the Assignment of Leases; and (iii) each Lease constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against the Tenant thereunder; and (iv) no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property; and (v) except as disclosed in writing in an estoppel certificate by such Tenant that has been delivered to and accepted by Lender in connection with the Loan, no Tenant has any offset or defense to the payment of rent under its Lease; and (vi) except as disclosed in writing in an estoppel certificate by such Tenant that has been delivered to and accepted by Lender in connection with the Loan, no Tenant has, as of the date hereof, paid rent under its Lease more than one (1) month in advance, and the rents under such Lease have not been waived, released, or otherwise discharged or compromised; and (vii) all work to be performed by Borrower under each Lease has been substantially performed, all contributions to be made by Borrower to the Tenant thereunder have been made and all other conditions precedent to each Tenant’s obligations thereunder have been satisfied; and (viii) except as disclosed in writing in an estoppel certificate by such Tenant that has been delivered to and accepted by Lender in connection with the Loan, each Tenant under a Lease has entered into occupancy of the premises demised thereunder; and (ix) Borrower has delivered to Lender true, correct and complete copies of all Leases described in the Rent Roll; and (x) to the best of Borrower’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors; and (xi) no Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of the Mortgage.

(ff)        Appraisal. All information provided by or on behalf of Borrower to the appraiser in connection with the appraisal of the property prepared in connection with the closing of the Loan was true, correct and complete in all material respects.

(gg)      Boundary Lines. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and except as specifically described in the Title Insurance Policy, no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Real Estate encroach upon any of the Improvements, in each case so as to affect the value or marketability of the Property except those which are insured against by title insurance.

(hh)      Survey. The survey of the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto. To the best of Borrower’s knowledge, such survey has been prepared by a duly licensed surveyor in the State in which the Real Estate is located.

(ii)        Forfeiture. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(jj)        No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower in connection with the Loan, except for any broker whose full commission was paid out of the proceeds of the Loan and is set forth on the Closing Statement.

(kk)      Conviction of Criminal Acts. Each of Borrower, any Guarantor, and any Constituent Entity of Borrower or any Guarantor, has never been convicted of a crime (which shall not include traffic violations) and is not currently the subject of any pending or threatened criminal investigation or proceeding. Borrower has disclosed to Lender in writing any civil action (whether or not such action resulted in a judgment) and regulatory or enforcement proceeding to which Borrower and any

Guarantor was a defendant or respondent within the 20-year period prior to the date of this Agreement that (i) was a Bankruptcy Action, or (ii) in which it was alleged that Borrower or such Guarantor engaged in fraud, deception or misrepresentation, or with respect to which Borrower or any Guarantor was ordered or agreed not to engage in the banking or securities industry.

(ll)        Security Agreements. There are no security agreements or financing statements affecting or encumbering any of the Property other than the security agreements and financing statements created in favor of Lender.

(mm)    Homestead. The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

(nn)      Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. None of Borrower, Guarantor, any Controlling Entity, or any Person who owns any direct equity interest in or controls any of the foregoing, is or has previously been (i) identified on the OFAC List or otherwise qualified as a Prohibited Person, or (ii) in violation of any applicable laws relating to anti-money laundering or anti-terrorism, including, without limitation, any applicable laws related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time, or (iii) in violation of other requirements of Governmental Authority (including, without limitation, requirements applicable to Lender of which Borrower has notice) with respect to anti-money laundering, “know your customer” regulations, and similar matters. Borrower will implement procedures, approved by Borrower’s Controlling Entity, to ensure that no Equity Holder (and no Person who, after the date hereof, becomes an Equity Holder) causes the foregoing representations not to be true, correct and complete.

(oo)      Personal Property. Borrower is the owner, free and clear of all liens and encumbrances, of all personal property that is used in, and is reasonably necessary to, the operation of the Property.

(pp)      Use of Proceeds. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System, or to reduce ore retire any obligation originally incurred to purchase any margin stock, or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by any Applicable Laws or by the terms and conditions of this Agreement or any other Loan Document. Borrower does not own any margin stock (as so defined).

(qq)      Intentionally Omitted.

(rr)       Ground Lease.

(1)        The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease (either by itself or together with the Ground Lessor’s Recognition Agreement) permits the interest of Borrower to be encumbered, including, without limitation, by the Mortgage. The Ground Lease does not restrict the use of the Property in a manner that would materially adversely affect the security provided by the Mortgage and other Loan Documents;

(2)        The Ground Lease (either itself or together with the Ground Lessor’s Recognition Agreement) provides that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of Ground Lessor and Borrower, or surrendered by Borrower, in each case without the prior written consent of Lender;

(3)        The term of the Ground Lease as currently in effect expires on June 9, 2023. The Ground Lease provides for renewal term that is automatically coterminous without further requirements with any extensions and/or renewals of the United Healthcare Lease.

(4)        The priority of the Ground Lease with respect to fee title to the Real Estate is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the Ground Lessor and the Permitted Encumbrances. The lien of any mortgage hereafter placed on the fee title to the Real Estate is and will be subject and subordinate to the Ground Lease and to any Replacement Ground Lease;

(5)        [Intentionally Omitted];

(6)        The Ground Lease is in full force and effect. There is no default under the Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a default under the Ground Lease. The Ground Lease represents the entire agreement between the parties thereto and their respective Affiliates with respect to the Real Estate and the Improvements;

(7)        The Ground Lease (either by themselves or together with the Ground Lessor’s Recognition Agreement) requires the Ground Lessor to give to Lender written notice of any default under the Ground Lease, and provides that no notice of default or termination is effective against Lender unless such notice is given to Lender;

(8)        Pursuant to the Ground Lessor’s Recognition Agreement, Lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of Borrower under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after Lender’s receipt of notice of any such default, before Ground Lessor may terminate the Ground Lease. Provided that no monetary default remains uncured beyond any applicable notice and grace periods to which Borrower and Lender are entitled, the Ground Lease may not be terminated by Ground Lessor by reason of any default by Borrower which is not susceptible of cure by Lender without Ground Lessor being obligated to offer a Replacement Ground Lease to Lender;

(9)        The Ground Lease does not impose any restrictions on subletting of the Property that are commercially unreasonable;

(10)      [Intentionally Omitted];

(11)      In the event of a casualty, the terms and conditions of the Loan Documents shall prevail. The foregoing shall not apply with respect to any condemnation, it being understood and agreed that per the terms of the Ground Lease, Ground Landlord shall be entitled to all proceeds from any condemnation;

(12)      Provided that Lender cures any defaults under the Ground Lease that are susceptible of being cured, Ground Lessor has agreed to enter into a new lease(s) (such new lease, a “Replacement Ground Lease”) with Lender (or Lender’s designee), for the remainder of the term of such Ground Lease upon the same base rent and additional rent and other terms, covenants, conditions and agreements as are contained in the Ground Lease, upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding involving Borrower;

(13)  Borrower does not make any type of escrow deposits with Ground Lessor and Ground Lessor does not hold any type of deposit from Borrower (security or otherwise).

4.2        Defense of Title. If the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrower, at Borrower’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Lender (it being agreed that Lender shall not unreasonably withhold its consent to counsel appointed pursuant to the Title Insurance Policy for such purposes), the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Lender determines that Borrower is not adequately performing its obligations under this Section 4.2, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper; any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Rate, shall be immediately paid by Borrower on demand.

4.3        Performance of Obligations. Borrower shall pay when due the principal of and the interest on and other amounts evidenced by the Note. Borrower shall also pay and perform all of the Debt as and when due. Further, Borrower shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Borrower in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to the Mortgage, except as expressly prohibited by the Loan Documents.

4.4        Insurance. Borrower shall, at Borrower’s expense, maintain in force and effect on the Property at all times the following insurance (or such greater insurance as may be required under the Ground Lease):

(a)        Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk/special” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval. In the event that the Real Estate or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include ordinance or law coverage which will contain Coverage A: “Loss to Operation of Law” (with a minimum liability limit approved by Lender), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages (each with sublimits reasonably approved by Lender). The deductible with respect to such insurance shall not exceed $25,000.00 per occurrence, except for wind/hail coverage which is permitted to have up to a $100,000 deductible.

(b)        Comprehensive Commercial General Liability Insurance written on an occurrence basis for personal injury, bodily injury, death and property damage liability in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, with no deductible or self insured retention together with umbrella coverage in amounts not less than $50,000,000.00. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve equal to or greater than fifty percent (50%) of the annual aggregate, Borrower shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Lender’s reasonable judgment, Borrower maintains sufficient concurrent excess liability insurance to satisfy the liability requirements of this Loan Document without the reinstatement of the aggregate limit. This insurance shall be primary and non-contributory and the additional insureds required will be added to both the CGL and Umbrella policies. During any construction on the Property, Borrower’s general contractor for such construction shall also provide the insurance required in this Subsection (b). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances.

(c)        General boiler and machinery insurance coverage is required if the property contains centralized equipment, steam boilers or other pressure-fired vessels in operation at the Property. Minimum liability amount per accident must equal the lesser of the replacement (insurable) value of the Improvements housing such equipment, boiler or pressure-fired machinery or such lesser amount as approved by Lender in their discretion. The deductible with respect to such insurance shall not exceed $10,000.00 per claim.

(d)       If the Improvements on the Property or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured); or (ii) such lesser amount as may be required by Lender. The deductible with respect to such insurance shall not exceed $5,000.00 per occurrence for residential properties and $10,000 for commercial properties.

(e)        During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” insurance policy for any Improvements under construction, renovation or alteration in an amount approved by Lender consistent with Section 4.1(a) above and Worker’s Compensation Insurance covering all persons engaged in such construction, renovation or alteration. The deductible for such insurance, if any, shall be satisfactory to Lender.

(f)        Loss of rents or loss of business income insurance which covers a period of not less than eighteen (18) months), together with an extended period of indemnity of not less than 180 days, and covers the actual loss sustained during restoration. The amount of such rental loss and/or business interruption insurance shall be increased from time to time while the Loan remains outstanding as and when new Leases and renewal Leases are entered into and the Rents and Profits increase or the estimate of (or the actual) operating expenses for the Property, as may be applicable, increases. The deductible for such insurance, if any, shall be satisfactory to Lender.

(g)        Any other insurance coverage (or higher coverages) running to the benefit of, or required by, Lender in connection with the making of the Loan and as set forth on the insurance certificates or policies delivered to and accepted by Lender in connection with the closing of the Loan.

(h)        The property insurance, public liability insurance and rental loss and/or business interruption insurance required under Sections 4.4(a), (b) and (f) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain property insurance, public liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 4.4(a), (b) and (f) above at all times during the term of the Loan, and such other insurance (see section (i)).

(i)        Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated to the Property including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

Unless otherwise approved by lender in writing in advance of placement, all such insurance shall (i) be with insurers authorized to do business in the State within which the Real Estate is located and who have and maintain a rating satisfying the Insurance Ratings Requirement (or, alternatively, if the insurers maintain re-insurance with re-insurers maintaining such rating, Lender will not unreasonably withhold its consent to satisfying the Insurance Ratings Requirement by means of a “cut-through” endorsement allowing recourse directly against a reinsurer that meets the Insurance Rating Requirement), (ii) contain the complete address of the Property (or a complete legal description), (iii) be for terms of at least one year, and (iv) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.

Borrower shall as of the date hereof deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance, all of which shall be satisfactory to Lender. Without limiting the foregoing, all certificates of insurance for the liability insurance referenced in (b) above shall be on the ACORD 25 Form, and all certificates of insurance for other coverages shall be on either the ACORD 27 form or the March, 1993 edition of the ACORD 28 form (unless Lender expressly approves another form). Borrower shall renew all such insurance and deliver to Lender certificates evidencing such renewals at least fifteen (15) days before any such insurance shall expire. Without limiting the required endorsements to the insurance policies, Borrower further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:

CIBC INC.,

its successors and/or assigns, as their interests may appear

Attn: Real Estate Group, Mr. Karin O’Callahan

425 Lexington Avenue, 4th Floor

New York, New York 10017

(x) as an additional insured under all liability insurance policies, (y) as the first mortgagee on all property insurance policies and (z) as the loss payee/lender’s loss payable on all business personal property, loss of rents and/or loss of business income insurance policies as applicable. Borrower further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any cancellation or termination thereof (10 days for nonpayment of premium as statutorily required) on the property insurance and when available, on the liability insurance policies (provided, however, that if such notice provisions are not available in any of the Policies, Borrower shall provide the required notice to Lender); (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Lender; and (4) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, will result in Lender requiring the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 4.4. Lender will be provided a complete schedule of locations and values for all properties associated with a blanket policy. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Borrower to Lender as further security for the Debt. In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to all unearned insurance premiums and proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title whether or not the damage to the Property occurred prior to such transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Agreement or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is mortgagee, loss payee/lender’s loss payable and/or additional insured (as applicable) on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. To the extent that at any time Lender agrees to accept insurance from an insurer that is rated less than the foregoing, Lender may terminate its waiver and reassert the aforesaid minimum rating requirements upon any renewal of any insurance coverage, or at any time if the rating of any insurer is reduced or Lender determines that any other material adverse event has occurred with respect to the financial condition of such insurer.

4.5        Payment of Taxes. Except to the extent funds are held in the Impound Account therefor pursuant to Section 4.6 of this Agreement when the same become due and payable, (a) Borrower shall pay or cause to be paid all taxes, assessments, water rents, sewer rents, governmental impositions and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Estate, now or hereafter levied or assessed or imposed against, or which are or may become a lien upon, the Property (“Taxes”), and all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and (b) Borrower shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such Taxes and Other Charges at least fifteen (15) days prior to the applicable delinquency date therefor. In no event shall any PACE Loan be considered a Tax or Other Charge for purposes of this Agreement. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted Taxes or Other Charges so long as (x) such contest is diligently pursued, (y) Lender determines, in its subjective opinion, that such contest suspends the obligation to pay the Taxes or Other Charges and that nonpayment of such Taxes or Other Charges will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein, and (z) prior to the earlier of the commencement of such contest or the delinquency date of the asserted Taxes or Other Charges, Borrower deposits in the Impound Account an amount determined by Lender to be adequate to cover the payment of such Taxes or Other Charges and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, further, that in any event each such contest shall be concluded, the Taxes or Other Charges, as the case may be, together with any applicable interest, costs and penalties, shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

4.6        Tax and Insurance Impound Account. Borrower shall establish and maintain in effect with Lender at all times while the Loan is outstanding an impound account (the “Impound Account”) for payment of Taxes and Other Charges and for the premiums on the insurance required to be maintained with respect to Borrower and the Property (“Insurance Premiums”) and as additional security for the Debt. In addition to the initial deposit to the Impound Account required simultaneously with the execution hereof, commencing on the first Payment Date and continuing thereafter on each Payment Date until the Note and all other Debt are fully paid and performed, Borrower shall pay to Lender, for deposit to the Impound Account, an amount equal to one-twelfth (1/12th) of the amount of the annual Taxes and Other Charges that will next become due and payable on the Property, plus one-twelfth (1/12th) of the amount of the annual Insurance Premiums that will next become due and payable, each as estimated and determined by Lender. So long as no Default has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account to pay said Taxes and Other Charges, in periodic installments, and Insurance Premiums in one annual installment, in each case, before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Taxes and Other Charges, and all Insurance Premiums, and so long as no Event of Default has occurred and is continuing, Lender shall pay the Governmental Authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. No interest on the funds contained in the Impound Account shall be paid by Lender to Borrower. The Impound Account is solely for the protection of Lender and entails no responsibility on Lender’s part beyond the payment of Taxes and Other Charges, and of Insurance Premiums, following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Agreement by Lender, any funds in the Impound Account shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If the total funds in the Impound Account are reasonably determined by Lender to be in excess of the amount of payments required by Lender for the purposes of the Impound Account, such excess may be credited by Lender on subsequent payments to be made hereunder or, if such excess is greater than the amounts due from Borrower to Lender in the month following such determination (and if no Default or Event of Default is then continuing), refunded to Borrower. If at any time Lender determines that, with the making of all monthly deposits to the Impound Account when due, the Impound Account nonetheless would not contain sufficient funds to pay the next due periodic installments of all Taxes and Other Charges at least 30 days prior to the delinquency date thereof, or to pay the next due annual Insurance Premiums at least 30 days prior to the due date thereof, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, Lender shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Lender, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand. At any time during the continuance of an Event of Default, Lender may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the Debt in whatever order Lender shall subjectively determine. No such application of the Impound Account shall be deemed to cure any Default or Event of Default hereunder, and any such application shall not limit Borrower’s obligation to deposit any deficiency of which Lender gives notice. Upon full payment of the Debt in accordance with its terms or at such earlier time as Lender may elect, the balance of the Impound Account then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

4.7        Condemnation and Casualty. Borrower shall give Lender prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is hereby authorized, in its own name or in Borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that so long as no Default or Event of Default is continuing, Lender shall not participate in the adjustment of any loss which is less than the lesser of (a) ten percent (10%) of the then outstanding principal balance of the Note and (b) $500,000.00. Lender may, at Lender’s option, (i) hold the balance of any of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Property to the equivalent of its original condition or to such other condition as may be approved by Lender (the “Restoration”), and require Borrower to restore the Property to the equivalent of its original condition or to such other condition as may be approved by Lender, or (ii) apply the balance of such proceeds to the payment of the Debt, whether or not then due. To the extent Lender, in accordance with the terms hereof, determines to apply insurance or condemnation proceeds to Restoration, Lender shall do so in accordance with Lender’s then-current policies relating to the, as applicable, restoration of casualty damage on similar properties or restoration or rebuilding of properties that have been the subject of a partial condemnation. Lender shall not exercise its option to apply insurance proceeds or condemnation proceeds to the payment of the Debt if all of the following conditions are met: (A) no Default or Event of Default has occurred and is continuing; (B) in the case of casualty, less than forty percent (40%) of the Improvements has been damaged, or in the case of a taking, less than twenty-five percent (25%) of the Improvements has been taken; (C) Lender determines, in its discretion, that there will be sufficient funds to complete the Restoration (including, without limitation, by means of a deposit of any shortfall by Borrower with Lender prior to the commencement of the

Restoration or promptly upon Lender’s determination that such a shortfall exists); (D) Lender determines, in its discretion, that the rental income from the Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses, deposits to the Impound Account, deposits to Reserves and loan repayment obligations relating to the Property and that the debt service coverage ratio after Restoration will be the same as on the Closing Date and the ratio of the amount of the Loan to the value of the Property after Restoration will be the same as on the Closing Date; (E) Lender determines, in its discretion, that (1) the Restoration will be completed before the earlier of (a) one year before the Scheduled Maturity Date or (b) one year after the date of the loss or casualty, and (2) the rent loss insurance or business interruption insurance referenced in Section 4.4(f) will cover all payments due under the Loan during the completion of the Restoration; (F) the Ground Lease shall remain in full force and effect during the completion of the Restoration; (G) upon Lender’s request, Borrower provides Lender evidence of the availability during and after the Restoration of the insurance required to be maintained by Borrower pursuant to Section 4.4; and (H) Borrower provides Lender with written notice within five (5) days after settlement of the aforesaid insurance or condemnation claim of its request to undertake a Restoration.

Unless Lender otherwise agrees in writing, any application of any insurance or condemnation awards or proceeds to the Debt shall not extend or postpone the due date of any monthly installments referred to in the Note or the Loan Documents or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any insurance or condemnation awards or proceeds as Lender may require. Any reduction in the Debt resulting from Lender’s application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Borrower shall not be excused in the payment thereof. Partial payments received by Lender, as described in the preceding sentence, shall be applied first to the final principal payment due under the Note and thereafter to other principal installments due under the Note in the inverse order of their due date. If Borrower elects to effect or is otherwise required to effect a Restoration, Borrower shall promptly and diligently, at Borrower’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose. Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Lender is hereby irrevocably constituted and appointed the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section 4.7, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

Notwithstanding the foregoing provisions of this Section 4.7, if (I) Lender is a REMIC at the time when any portion of the Property is the subject of a taking, condemnation, eminent domain or similar proceeding, and (II) immediately after giving effect to the related release (and taking into account any proposed Restoration), the loan-to-value ratio (based solely on the value of real property, and excluding any personal property and/or going concern value, if any) shall be greater than one hundred twenty-five percent (125%), then an amount equal to the entire net proceeds (as defined in Revenue Procedure 2010-30) of the taking, condemnation, eminent domain or similar proceeding must be applied to the principal amount of the Debt (rather than to any other portion of the Debt) if and to the extent necessary for the Loan to remain a “qualified mortgage” in accordance with the requirements applicable to a REMIC under Revenue Procedure 2010-30.

4.8         Mechanics’ Liens. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or Improvements; provided, however, that, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender, and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand.

4.9         Assignment of Leases and Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, pursuant to the Mortgage and the Assignment of Leases the Borrower has assigned to Lender all existing and future Leases, and all existing and future Rents and Profits.

4.10       Leases.

(a)        Entering Into Leases. Borrower may enter into a proposed Lease (which includes the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender (except if required pursuant to Section 4.10(d) hereof) if such proposed Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant for occupancy by the lessee under such Lease, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Mortgage, and obligates the lessee thereunder to attorn to Lender, or any designee, upon transfer of title to the Property thereto, (v) does not contain any option or right of first refusal to purchase all or any portion of the Property, (vi) expressly provides that the portion of the Property demised thereby shall not be used for a Prohibited Use, and (vii) is written on the standard form of lease which was either delivered to Lender simultaneously herewith or was subsequently approved by Lender, in either case with only immaterial variations from such standard form. All proposed Leases which do not satisfy the requirements set forth in this Section 4.10(a) shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense (and, in conjunction therewith, Borrower shall provide Lender with such information as Lender shall reasonably request with respect to such proposed Lease and the Tenant thereunder). Promptly upon entering into any Lease without Lender’s approval pursuant to this Section 4.10(a), Borrower shall promptly deliver to Lender a copy of such Lease, together with Borrower’s certification that such Lease satisfies all of the conditions of this Section 4.10. Upon Lender’s request, Borrower shall deliver to Lender a true, correct and complete copy of each Lease then in effect.

(b)        Covenants Regarding Leases. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under each Lease, and shall not do or permit to be done anything to impair the value of any Lease as security for the Debt; (ii) upon request (which request is hereby deemed given with respect to any Major Lease), shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in each Lease upon the part of the Tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents and Profits more than one (1) month in advance (it being acknowledged that security deposits shall not be deemed Rents and Profits collected in advance); and (v) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents and Profits (other than to Lender as security for the Debt), in each case without the prior written consent of Lender. Within 30 days after Lender’s request therefor (which request, other than a request for a Tenant estoppel certificate pursuant to Section 4.29 hereof, shall not be made more than twice in any calendar year absent an Event of Default), Borrower shall deliver to Lender an estoppel certificate from each Tenant.

(c)        Amendments to Leases. Provided no Default exists hereunder, Borrower may, without the prior written consent of Lender (except if required pursuant to Section 4.10(d) hereof), amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, shorten the term of, consent to any assignment of, or consent to the subletting of any portion of the premises demised pursuant to any Lease (including any guaranty, letter of credit or other credit support with respect thereto) (any of the foregoing, a “Lease Modification”), provided that (i) such Lease Modification (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, (ii) such Lease Modification is in the normal course of business and is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located, and (iii) such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a Tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any Lease Modification which does not satisfy the requirements set forth in this Section 4.10(c) shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense (and, in conjunction therewith, Borrower shall provide Lender with such information as Lender shall reasonably request with respect to such proposed Lease Modification and the Tenant under the Lease affected thereby). Promptly upon entering into any Lease Modification without Lender’s approval pursuant to this Section 4.10(c), Borrower shall deliver to Lender a copy of such instrument, together with Borrower’s certification that such instrument satisfies all of the conditions of this Section 4.10.

(d)        Major Leases. Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, shorten the term of, consent to any assignment of, or consent to the subletting of any portion of the premises demised pursuant to any Major Lease.

(e)        Security Deposits. All security deposits of Tenants, whether held in cash or in any other form, shall be held in compliance with applicable law. All such security deposits shall not be commingled with any other funds of Borrower or any other Person. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; (ii) shall be issued by an institution reasonably satisfactory to Lender; (iii) shall, if permitted pursuant to any applicable legal requirements, name Lender as payee or mortgagee thereunder or, at Lender’s option, be assigned or fully assignable to Lender; and (iv) shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Upon an Event of Default, Borrower shall, immediately upon Lender’s request (if permitted by applicable law), deliver to Lender the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.

(f)        Tenant Financial Information. Borrower shall cause each Lease entered into on or after the date hereof which, if all Tenants paid all rents as and when due under their respective Leases, would yield one-quarter or more of the aggregate rental income of the Property (a “Major Income Lease”) to require the Tenant under such Lease to deliver to Borrower periodic operating statements with respect to (i) such Tenant’s operations at the Property, and (ii) the operations of such Tenant and, if applicable, any parent or affiliated entity of such Tenant which operates, or has subsidiaries that operate, comparable businesses (collectively, “Tenant Financial Information”). Notwithstanding the provisions of Section 4.10(a) above, any Major Income Lease entered into after the date hereof which does not require the Tenant to provide Tenant Financial Information upon request shall require the prior written approval of Lender. Borrower shall, from time to time promptly upon request of Lender, request Tenant Financial Information from the Tenant under each Major Income Lease (and use all commercially reasonable efforts to obtain such Tenant Financial Information), and promptly upon receipt thereof, deliver such Tenant Financial Information to Lender; provided, however, that (1) prior to a Secondary Market Transaction consisting of a securitization, Lender shall not require Borrower to request Tenant Financial Information more than three (3) times, and (2) following a Secondary Market Transaction consisting of a securitization, provided that no Event of Default is continuing, Lender shall not request such information without reasonable cause (which reasonable cause shall include, without limitation, the occurrence of any default by the Tenant under a Major Income Lease or if such Tenant ceases to conduct its business in the premises demised by such Major Income Lease).

4.11       Restrictions on Alienation and Further Encumbrances.

(a)        Borrower acknowledges that Lender has relied upon the principals of Borrower and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, notwithstanding anything to the contrary contained in Section 8.6 hereof, neither the Property, nor any part thereof or interest therein, shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants under Leases which are not in violation of Section 4.10), assigned, pledged, mortgaged, further encumbered or otherwise transferred, nor shall Borrower be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, nor shall Borrower enter into or subject the Property to any PACE Loan (any of the foregoing, a “Transfer”), in each case without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion. For the avoidance of doubt and without limiting the generality of the foregoing, Borrower acknowledges and agrees that the forgoing sentence is intended by the parties to prevent Borrower from encumbering (other than in favor of lender pursuant to Section 4.31(f) hereof) any fee interest in any portion of the premises subject to the Ground Lease that may hereafter be acquired by Borrower without Lender’s prior written consent, which consent may be withheld in Lender’s sole discretion. For the purposes of this Agreement and the other Loan Documents, a Transfer shall also include (and each of the following shall also be prohibited without the prior written consent of Lender being first obtained in each case, which consent may be withheld in Lender’s sole discretion): (i) transfers of direct or indirect ownership interests in Borrower, and the creation of new or additional ownership interests in Borrower, or in any Constituent Entity of Borrower, (ii) an installment sales agreement with respect to the Property or any portion thereof, (iii) a Lease of all or substantially all of the Property other than for actual occupancy by a space tenant thereunder, (iv) any sale or assignment of any of Borrower’s right, title and interest in, to and under any Leases or Rents and Profits, other than to Lender, (v) if Borrower or any Constituent Entity of Borrower is a partnership or joint venture, the addition, change, removal or resignation of any general partner, or the transfer or pledge of any interest (whether as a general partner or limited partner) of any general partner in such partnership, and (vi) if Borrower or any Constituent Entity of Borrower is a limited liability company, the addition, change, removal or resignation of any manager or managing member, or the transfer or pledge of any interest (whether as a managing member or otherwise) of such manager or managing member in such limited liability company, or the transfer of control (as defined in Section 4.27) of such manager or managing member.

(b)         Notwithstanding the foregoing provisions of this Section, Lender shall not unreasonably withhold its consent to the sale of the Property in its entirety (hereinafter, “Sale”) to a single-purpose entity that complies with the requirements of Section 4.27 of this Agreement and is otherwise reasonably acceptable to Lender (such transferee, hereinafter, a “Buyer”) provided that such Sale occurs after the earlier to occur of a Secondary Market Transaction and the date that is two (2) years after the date of this Agreement, and each of the following terms and conditions are satisfied in connection with such Sale:

(1)        No Event of Default is then continuing;

(2)        Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close, accompanied by all information concerning the proposed Buyer as Lender would require in evaluating an initial extension of credit to a borrower and a non-refundable application fee in the amount of $2,500.00. Lender shall have the right to approve or disapprove the proposed Buyer in its reasonable discretion (it being acknowledged that Lender may, as a condition to approving any proposed Buyer, require a Rating Confirmation with respect to such Sale and satisfaction of any conditions applicable thereto pursuant to the Securitization Documents), and such approval, if given, may be given subject to such conditions as Lender may deem appropriate;

(3)        Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender in connection with the Sale plus an amount equal to one half of one percent (0.5%) of the outstanding principal balance of the Note for the first Sale and thereafter an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note;

(4)        Buyer assumes and agrees to pay the Debt (subject to the provisions of Section 8.16 hereof) and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption (together with causing to be filed such new financing statements and/or financing statement amendments as Lender may require) and delivers such legal opinions as Lender may require, all in such reasonable and customary form as Lender may require;

(5)        Borrower causes to be delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as are generally required for comparable transactions, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy insuring the lien of the Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy and insuring that title to the Property is vested in the Buyer with no exceptions not included in the Title Insurance Policy or approved by Lender in accordance with this Agreement;

(6)        Borrower and Guarantor each executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Buyer;

(7)        Subject to the provisions of Section 8.16 hereof, such Sale is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(8)        Such Sale is not construed so as to relieve any Guarantor of its obligations under any Loan Document, and a Constituent Entity of the Buyer approved by Lender in its sole discretion (a “Successor Guarantor”) assumes the obligations of such Guarantor and executes such documents as may be required by Lender to evidence such assumption. Each Guarantor shall be released from and relieved of any of its obligations under any Loan Document for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(9)        Buyer has furnished to Lender all appropriate instruments evidencing the Buyer’s capacity and good standing, and the authority of the signers to execute the assumption of the Loan Documents and the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are Constituent Entities of the Buyer, all of which shall be satisfactory to Lender and which, inter alia, shall satisfy the requirements of Section 4.27 hereof;

(10)      Buyer shall assume the obligations of Borrower under any management agreements pertaining to the Property, or shall cause the new manager and management agreement to satisfy the requirements of Section 4.24 hereof;

(11)      The Ground Lease shall have been assigned to and assumed by the Buyer, and the Ground Lessor has consented in writing thereto pursuant to the terms of the Ground Lease; and

(12)      Buyer shall furnish an opinion of counsel satisfactory to Lender that the acquisition of the Property and the assumption of the Loan Documents and Debt by Buyer and, to the extent applicable, Successor Guarantor, was validly authorized, and duly executed and delivered, and constitutes the legal, valid and binding obligations of Buyer and Successor Guarantor, enforceable against each of them in accordance with their respective terms, and with respect to such other matters as Lender may reasonably require.

Upon the delivery of such assumption agreement by the Buyer, and the assumption by the Successor Guarantor of the obligations of the Guarantor, “Loan Documents” as used herein and in each Loan Document shall include such Loan Document as assumed by Buyer and/or Successor Guarantor, as applicable (together with such assumption agreements and any other instruments delivered to or for the benefit of Lender in connection with such Sale).

(c)         The following Transfers shall be permitted upon satisfaction of the conditions noted in Section 4.11(d) below (such Transfers being referred to herein as “Permitted Transfers”):

(i)        A Transfer which, when taken in the aggregate with all prior Transfers effected pursuant to this Section 4.11(c)(i), results in the Transfer of not more than forty-nine percent of the beneficial ownership interests in Borrower; provided that (A) no Event of Default shall then be existing and (B) Borrower continues (after such Transfer) to be Controlled by City Office REIT; or

(ii)       A Transfer for estate planning purposes by any natural person who is a holder of beneficial ownership interests in Borrower, provided that such Transfer does not result in any change of Control of the interests Transferred; or

(iii)      Any involuntary transfer caused by the death of a holder of any natural person who is a direct or indirect ownership interests in Borrower or in any Controlling Entity, in each case so long as (y) Borrower is reconstituted, if required, following any such death and (z) either (i) the Person in Control of Borrower and responsible for the management of the Property remains unchanged, or (ii) any substitute for such Person is approved by Lender; or

(iv)      For so long as Borrower and Guarantor each is under the Control of City Office REIT, a Transfer (directly or indirectly) of limited partnership interests in Guarantor; and

(v)       Transfers of ownership interests in City Office REIT resulting solely from the sale, transfer or issuance of shares of publicly traded common stock listed on the New York Stock Exchange or another nationally recognized stock exchange or marketplace in the United States of America and subject to the federal laws thereof.

(d)         Each Permitted Transfer shall be subject to satisfaction of the following conditions precedent if applicable thereto:

(i)        Other than with respect to Transfers as set forth in subsection (v) of Section 4.11(c) above, evidence reasonably satisfactory to Lender that, after giving effect to such Transfer, the representations set forth in Section 4.1(nn) shall continue to be true, correct and complete as to each Person that holds, in the aggregate, ten percent (10%) or more of the beneficial ownership interests of Borrower or Controls Borrower; and

(ii)       If, as a result of any Permitted Transfer of the type described in subsection (i)-(iv) of Section 4.11(c) above, any Person owns, in the aggregate, twenty percent (20%) or more of the direct or indirect beneficial ownership interests of Borrower (and such Person owned less than twenty percent (20%) of such interests prior to such Transfer):

A.

such Person shall have delivered a certification (in Lender’s then-current standard form) as to its prior history (for a period of not less than ten (10) years prior to such Transfer) regarding any Bankruptcy Action by such Person (or an entity Controlled by such Person) and as to whether such Person has any felony convictions during such period, which certification shall not include any matters that a prudent commercial mortgage lender would generally deem unacceptable;

B.

Lender shall have received (at Borrower’s cost and expense) results of searches of such public records as Lender may require, verifying and confirming the information set forth in such certification; and

C.

Borrower shall cause to be delivered to Lender an updated organizational chart for Borrower (reflecting such Transfer, on a pro forma basis) together with any Organizational Documents revised in connection with such Transfer.

(iii)      Ground Lessor shall have consented in writing to such Permitted Transfer if required pursuant to the terms of the Ground Lease.

Borrower shall deliver the foregoing to Lender not less than ten (10) days prior to any such Transfer of the type described in subsection (i)-(iv) of Section 4.11(c) above, except in the case of a Transfer pursuant to Section 4.11(c)(iii) above, in which case such delivery shall be given reasonably promptly thereafter. Upon Lender’s verification that such Transfer satisfies the requirements of this Section 4.11(d), the revised organizational chart delivered in accordance with Section 4.11(d)(ii)(C) shall be deemed substituted for that attached as Exhibit C attached hereto.

In addition to the foregoing provisions of this Section 4.11, Guarantor may Transfer any of its beneficial ownership interests in Borrower and the SPE Component Entity, collectively, to a Qualified Transferee, provided each of the following conditions is satisfied:

(1)        Borrower shall pay Lender a non-refundable application fee of $5,000.00 and, upon completion of such Transfer, a transfer fee equal to one percent (1%) of the then-current outstanding principal balance of the Loan;

(2)        Borrower shall pay any and all reasonable and documented out-of-pocket costs incurred in connection with such Transfer (including Lender’s counsel fees and disbursements for outside counsel and all recording fees, title insurance premiums and mortgage and intangible taxes, and the fees and expenses of the Rating Agencies pursuant to clause (5) below);

(3)        The proposed Qualified Transferee or its principals must have demonstrated experience in owning and operating properties similar in location, size, class and operation to the Property, which experience shall be reasonably acceptable to Lender;

(4)        The proposed Qualified Transferee must not cause any representation or covenant set forth in this Agreement or in any other Loan Document (including, without limitation, those set forth in Section 4.27 of this Agreement) to become not true, correct and complete in any material respects or to be breached, and shall deliver (a) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (b) all certificates, agreements, covenants and legal opinions reasonably required by Lender, and (c) a revised organizational chart reflecting the proposed ownership of Borrower after giving effect to such proposed Transfer;

(5)        If required by Lender, the proposed Qualified Transferee shall obtain a Rating Confirmation with respect to such Transfer from each applicable Rating Agency;

(6)        Such Qualified Transferee, or an Affiliate thereof under common Control therewith approved by Lender in its sole discretion, shall assume the obligations of the then-current Guarantor (including, without limitation, pursuant to the Hazardous Substances Indemnity Agreement and the Indemnity and Guaranty Agreement) and executes such documents as may be required by Lender to evidence such assumption, and deliver such organization documents and enforceability or other opinions as may be required by Lender; upon the delivery of such assumptions, the previously existing Guarantor shall be released from and relieved of any of its obligations under any Loan Document for any acts or events occurring or obligations arising after the closing of such Transfer which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Transfer;

(7)        The Property shall be managed in a manner that satisfies the requirements of Section 4.24 of this Agreement; and

(8)        Borrower or the proposed Qualified Transferee shall deliver to Lender a Non-Consolidation Opinion reflecting such Transfer in form and substance reasonably satisfactory to Lender.

(e)        Notwithstanding (and without limiting) the foregoing provisions of this Section 4.11, no transfer of any direct or indirect ownership interests in Borrower may be made (other than with respect to Transfers as set forth in subsection (v) of Section 4.11(c) above) such that the transferee owns, in the aggregate with the ownership interests in Borrower of transferee’s Affiliates, more than a forty-nine percent (49%) interest in Borrower unless such transfer is conditioned upon the delivery of a nonconsolidation opinion acceptable to the Lender and any applicable Rating Agency.

4.12      Use of Rents and Profits. Except to the extent provided to the contrary in the Loan Documents, all Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Agreement and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower, distributed to the Equity Holders or utilized for any other purposes, in each case unless all expenses attributable to the ownership and operation of the Property then due and payable have been fully paid and satisfied. Without limiting the foregoing, Borrower shall pay when due all utility charges (e.g., for gas, electricity, water and sewer services and similar charges) which are incurred by Borrower or its agents, and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

4.13      Access Privileges and Inspections. Lender and the agents, representatives and employees of Lender shall, subject to the rights of Tenants, have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Borrower relating to the Property. Borrower shall lend assistance to all such agents, representatives and employees of Lender. Upon reasonable notice to Borrower, Borrower shall make principals and executives of Borrower available at reasonable times to meet with Lender to review and discuss the status of the Loan and the Property.

4.14      Waste; Alteration of Improvements. Borrower shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Borrower shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, in each case, without the prior written consent of Lender, except as required pursuant to Applicable Laws or to cause the Property not to be in violation of any Lease approved or deemed approved pursuant to Section 4.10. Without the prior written consent of Lender in each case, Borrower shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.

4.15      Zoning. Without the prior written consent of Lender in each case, Borrower shall not (a) change the use of the Property or (b) seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Without Lender’s prior written consent, Borrower shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or co-operative or convert any part of the Real Estate or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

4.16       Financial Statements; Books and Records; Informational Reporting. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times. So long as all or any portion of the Loan is outstanding, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the person or entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied, and be in form and substance acceptable to Lender:

(a)        copies of all tax returns filed by Borrower, within thirty (30) days after the date of filing;

(b)        monthly operating statements for the Property (including a current Rent Roll), within thirty (30) days after the end of each month, provided, however, that after a Secondary Market Transaction, monthly operating statements shall only be required if (i) a Cash Management Period is continuing, or (ii) if the amount of any payment under the Loan Documents (including, without limitation, any deposit to any Reserve) is determined based in whole or in part on the revenue, expenses or net cash flow (or comparable concepts) of Borrower or the Property;

(c)        quarterly operating statements for the Property, accompanied by a current Rent Roll certified by Borrower as being true, correct and complete, within thirty (30) days after the end of each calendar quarter;

(d)        annual financial statements for Borrower (setting forth Borrower’s balance sheet and operating statements for the Property) and each Guarantor in connection with the Loan including an annual balance sheet for the Property, within ninety (90) days after the end of each calendar year; and

(e)        such other information with respect to the Property, Borrower, the principals in Borrower, and each Guarantor which may reasonably be requested from time to time by Lender, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Lender within the applicable time periods, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

4.17       Further Documentation. Borrower shall, on the request of Lender and at the expense of Borrower, promptly: (a) correct any defect, error or omission which may be discovered in the contents of this Agreement or in the contents of any of the other Loan Documents; (b) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) furnish to Lender, upon Lender’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether any Default or Event of Default exists, stating whether any offsets or defenses exist against the Debt, affirming that the Loan Documents are the legal, valid and binding obligations of Borrower, and containing such other matters as Lender may reasonably require.

4.18      Payment of Costs; Reimbursement to Lender. Borrower shall pay all costs and expenses of every character incurred in connection with the closing of the Loan or otherwise attributable or chargeable to Borrower as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, public records search fees, escrow fees and attorneys’ fees (including, without limitation, Lender’s attorneys’ fees and expenses). Borrower shall pay to Lender any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with any matter for which the consent or approval of Lender is required (or which is required to be delivered to Lender for review and/or approval) pursuant to the Loan Documents. If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrower shall reimburse Lender on demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Rate from and after the date of Lender’s making such payment until reimbursement thereof by Borrower. Further, Borrower shall promptly notify Lender in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Lender’s security hereunder. Without limiting or waiving any other rights and remedies of Lender hereunder, if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender’s interest in the Property or Lender’s right to enforce its security, or upon the occurrence of any other Event of Default, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Agreement, the Mortgage and the other Loan Documents or to remedy such Event of Default (without, however, waiving any Default). Borrower agrees to pay on demand all expenses of Lender incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrower. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its discretion. Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower. Borrower hereby acknowledges and agrees that the remedies set forth in this Section 4.18 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall, without demand, immediately be repaid by Borrower with interest thereon at the Default Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Borrower, Lender, any Guarantor, the Debt or any of the Loan Documents. Borrower hereby indemnifies and holds Lender harmless from and against all loss, cost and expenses with respect to any Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Real Estate or the Improvements or any nuisance made or suffered thereon, including, in any case, attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section 4.18 shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

4.19      Security Interest and Security Agreement. Borrower acknowledges and agrees that the Mortgage is also a security agreement under the Uniform Commercial Code for the UCC Collateral.

4.20      Easements and Rights-of-Way. Borrower shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Lender. The purchaser at any foreclosure sale under the Mortgage may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Agreement and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent provided that Lender is paid a standard review fee together with all other expenses, including, without limitation, attorneys’ fees, incurred by Lender in the review of Borrower’s request and in the preparation of documents effecting the subordination. Borrower shall at all times comply with all easement agreements, reciprocal easement agreements, declarations, restrictive covenants and any other similar types of agreements now or hereafter affecting the Property, and Borrower shall not amend, modify or terminate any such easement agreements, reciprocal easement agreements, declarations, restrictive covenants or any other similar types of agreements without Lender’s prior written consent.

4.21      Compliance with Laws. Borrower shall at all times comply with all Applicable Laws, even if such compliance shall require structural changes to the Property. Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any Applicable Law so long as the Property shall not be subject to any lien, charge, fine or other liability, and shall not be in danger of being forfeited, lost or closed, during or as a result of such contest. Borrower shall not alter the Property in any manner that would materially increase Borrower’s responsibilities for compliance with Applicable Laws without the prior approval of Lender. Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease or any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower shall, from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws. Borrower shall keep all material licenses, permits, franchises, certificates of occupancy, consents and other approvals necessary for the operation of the Property in full force and effect.

4.22      Additional Taxes. In the event of the enactment after this date of any law of the State where the Real Estate is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes required to be paid by Borrower, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of lenders or secured parties in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Agreement, the Mortgage or the Debt or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such Taxes or Other Charges, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice.

4.23       Borrower’s Waivers.

(a)        To the full extent permitted by applicable law, Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Borrower, for Borrower and Borrower’s successors and assigns, and for any and all Persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (i) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (ii) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Borrower, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (iii) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Agreement, the Mortgage or any of the other Loan Documents to a sale of the Property, for the collection of the Debt without any prior or different resort for collection, or the right of Lender under the terms of this Agreement, the Mortgage or any of the other Loan Documents to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever. Further, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Agreement, the Mortgage or any of the other Loan Documents or to collect any of the Debt the fullest extent permitted by law. Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any Guarantor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

(b)        Except as may be specifically provided in the Loan Documents, Borrower waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Note and this Agreement and the bringing of suit and diligence in taking any action to collect any sums owing under the Note or hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower agrees (i) that the time for any payments under the Note or hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of the Note or the payments due under this Agreement or any of the other Loan Documents, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of the Note, this Agreement or any of the other Loan Documents, and/or (v) that additional Persons may become parties hereto or the other Loan Documents all without notice to Borrower and without in any manner affecting Borrower’s obligations or liabilities under or with respect to the Note, this Agreement or any of the other Loan Documents. No extension of time for the payment of the Note or the payments due under this Agreement or any of the other Loan Documents or any installment thereof or hereof shall affect the obligations or liabilities of Borrower under the Note, this Agreement or any of the other Loan Documents even if Borrower is not a party to such agreement.

(c)        Failure of Lender to exercise any of the options or remedies granted herein to Lender upon the happening of one or more of the events giving rise to such options or remedies shall not constitute a waiver of the right to exercise the same or any other option or remedy at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder or under any of the other Loan Documents that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options or remedies granted herein or under any of the other Loan Documents to Lender at that time or at any subsequent time or nullify any prior exercise of any such option or remedy without the express written acknowledgment of the Lender.

4.24       Management.

(a)        The management of the Property (including, without limitation, property management, leasing brokerage and/or asset management services) shall be performed by one or more of the following: (i) an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class manner; and/or (ii) a professional property management company approved by Lender, and in either case pursuant to a written agreement (a “Property Management Agreement”) approved by Lender. As of the date hereof, the entity named in this Agreement as “Property Manager” is the only entity responsible for management of the Property as aforesaid. In no event shall any Property Manager be removed, replaced or retained, or any Property Management Agreement entered into, modified or amended, in each case without the prior written consent of Lender, which shall not unreasonably be withheld. After an Event of Default hereunder or a default under any Property Management Agreement then in effect, which default is not cured within any applicable grace or cure period, Lender shall have the right to terminate, or to direct Borrower to terminate, such Property Management Agreement upon thirty (30) days’ notice and to retain, or to direct Borrower to retain, a new Property Manager approved by Lender. It shall be a condition of Lender’s consent to any Property Management Agreement, whether with an affiliate of Borrower or a professional property management company, that such Property Manager enter into an agreement with Lender whereby the manager acknowledges and agrees to the aforesaid rights of Lender, and as to such other matters as Lender may require.

(b)        Borrower has delivered to Lender a true, correct and complete copy of each Contract now in effect. Borrower will comply with all of its obligations under all Contracts which are material to the operation of the Property in accordance with Borrower’s current practice, and with all material obligations under all other Contracts. Without limiting the restrictions set forth in Section 4.24(a) pertaining to the Property Management Agreement, Borrower may not terminate any other Contract that is material to the operation of the Property, or enter into any amendment thereto that makes the terms thereof less favorable to Borrower, in each case without the prior written consent of Lender, which shall not unreasonably be withheld; provided, however, that if the other party to such Contract is in default thereunder, and Borrower can replace the goods or services provided on terms not materially disadvantageous to Borrower, then the prior written consent of Lender shall not be required to terminate such Contract. Borrower shall perform its obligations under each Contract and each of the General Intangibles, except where Borrower’s failure to do so would not have a material adverse effect on Borrower or the Property. Borrower represents that its interest under each Contract, and each General Intangible, is not subject to any claim, setoff, lien, deduction or encumbrance of any nature, other than that created by the Loan Documents. At any time during the continuance of an Event of Default, Lender may (but shall not be obligated to) take such action as Lender may determine to be reasonably necessary to protect the rights of Borrower under any or all of the Contracts and/or the General Intangibles. Should Lender, or Lender’s designee, acquire the Property (whether pursuant to exercise of Lender’s remedies hereunder or by transfer in lieu thereof), Lender may elect to assume Borrower’s interests under any or all of the Contracts or General Intangibles as Lender shall determine, and Borrower shall cause to be terminated, without obligation to Lender or the successor owner of the Property, such other Contracts and/or General Intangibles as Lender may direct.

4.25       Hazardous Waste and Other Substances.

(a)        Borrower hereby represents and warrants to Lender that, as of the date hereof, except as disclosed in writing to Lender: (i) to the best of Borrower’s knowledge, information and belief, except as expressly set forth in the Environmental Report, the Property is not in direct or indirect violation of any Environmental Laws; (ii) to the best of Borrower’s knowledge, information and belief, except as expressly set forth in the Environmental Report, no Hazardous Substances are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Borrower or Tenants in the ordinary course of their respective business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) to the best of Borrower’s knowledge, information and belief, except as expressly set forth in the Environmental Report, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property; (v) Borrower has received no notice of, and to the best of Borrower’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor does Borrower know of any basis for such a claim; and (vi) Borrower has received no notice of and, to the best of Borrower’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim.

(b)        Borrower shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Borrower and Tenants in the ordinary course of their respective business and, in each case, in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants (except in the ordinary course of a business that is not a Prohibited Use and in each case in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property) and, without limiting the generality of the foregoing, shall not install in the Improvements or permit to be installed in the Improvements asbestos-containing materials (“ACMs”) or any substance containing ACMs. Borrower shall, if required under applicable Environmental Laws, maintain all applicable Material Safety Data Sheets with respect to the Property, and make same available to Lender or Lender’s consultants upon reasonable notice.

(c)        Borrower shall promptly notify Lender if Borrower shall become aware of the possible existence of any Hazardous Substances on the Property (except to the extent used in the ordinary course of a business that is not a Prohibited Use and in each case in compliance with all Environmental Laws and in a manner that does not result in contamination of the Property) or if Borrower shall become aware that the Property is or may be in direct or indirect violation of any Environmental Laws. Further, immediately upon receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property. Borrower shall, promptly and when and as required by Lender, at Borrower’s sole cost and expense, take all actions as shall be necessary or advisable for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property; in the event Borrower fails to take such actions, (i) Lender may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand, and (ii) Borrower hereby grants to Lender and its agents and employees access to the Property and a license to remove any items deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring the Property in conformance with Environmental Laws. Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of: (A) the presence, release or threat of release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or (to the extent such Hazardous Substances were released from, or migrated from, the Property) any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (B) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Borrower; (C) the failure by Borrower to comply fully with the terms and conditions of this Section 4.25; (D) the breach of any representation or warranty contained in this Section 4.25; or (E) the enforcement of this Section 4.25, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or (to the extent such Hazardous Substances were released from, or migrated from, the Property) any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or (to the extent such Hazardous Substances were released from, or migrated from, the Property) any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 4.25(c) shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 4.25(c). Lender’s rights under this Section 4.25(c) shall survive payment in full of the Debt and shall be in addition to all other rights of Lender under this Agreement, the Mortgage, the Note and the other Loan Documents.

(d)        Upon Lender’s request, at any time during the continuance of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Borrower shall provide, at Borrower’s sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender indicating the presence or absence of Hazardous Substances on the Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on the Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand.

(e)        The obligations of Borrower under this Agreement (including, without limitation, this Section 4.25) with respect to Hazardous Substances shall not in any way limit the obligations of any party under the Hazardous Substances Indemnity.

4.26       Indemnification; Subrogation.

(a)        Borrower shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Debt, this Agreement, the other Loan Documents, the Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Agreement; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.

(b)        If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Debt, this Agreement, the other Loan Documents, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or of any of the other Loan Documents, Borrower shall pay to Lender its reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Borrower breaches any term of this Agreement, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach. All references to “attorneys” in this Section 4.26 and elsewhere in this Agreement shall include without limitation any attorney or law firm engaged by Lender and Lender’s in-house counsel, and all references to “fees and expenses” in this Section 4.26 and elsewhere in this Agreement shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Lender’s in-house counsel. The rights of Lender and obligations of Borrower under this section shall survive the foreclosure of the Mortgage and/or the repayment of the Debt. The rights of Lender under this section shall inure to the benefit of all current and future holders of all or any portion of the Loan from time to time, and shall continue to inure to the benefit of any such holder even after any such holder transfers its interest in the Loan (it being acknowledged, for purposes of clarification, that in connection with any transfer of a holder’s interest in the Loan, that such rights shall continue to inure to the benefit of both the transferor and transferee of such interest in the Loan).

(c)         A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against by the provisions of this Agreement.

4.27       Single-Purpose Entity Covenants. Borrower hereby represents, warrants and covenants, as of the date hereof and until such time as the Debt is paid in full, that without, in each case, the prior written consent of Lender (which may be withheld or conditioned by Lender in its sole and absolute discretion for any reason or for no reason):

(a)         The sole purpose of Borrower has been, is and will be, to acquire, own, hold, maintain, and operate the Property, together with such other activities as may be necessary or advisable in connection with the ownership and operation of the Property. Borrower has not engaged, and does not and shall not engage, in any business, and it has and shall have no purpose, unrelated to the Property. Borrower has not owned, does not own and shall not acquire, any real property or own assets other than those related to the Property and/or otherwise in furtherance of the limited purposes of Borrower.

(b)         Borrower shall at all times satisfy one of the following requirements:

(i)        Borrower shall be a corporation that, at all times, has an Independent Director;

(ii)       Borrower shall be an SPE-Qualifying LLC that at all times has an Independent Director;

(iii)      Borrower shall be a limited partnership as to which, at all times, each general partner is an SPE Component Entity; or

(iv)      Borrower shall be a limited liability company (other than an SPE-Qualifying LLC) as to which, at all times, at least one member shall be an SPE Component Entity.

(c)         Borrower shall not:

(i)        make any loans to any Affiliate, any Equity Holder or any Affiliate of any Equity Holder;

(ii)       except as expressly permitted by Lender in writing (including, without limitation, as contemplated by Section 4.11 of this Agreement), sell, encumber (except with respect to Lender) or otherwise transfer or dispose of all or substantially all of its properties (a sale or disposition will be deemed to be “all or substantially all of its properties” if the sale or disposition includes the Property or if the total value of the properties sold or disposed of in such transaction and during the twelve months preceding such transaction is sixty six and two thirds percent (66-2/3%) or more in value of its total assets as of the end of the most recently completed fiscal year);

(iii)      to the fullest extent permitted by law, dissolve, wind-up, or liquidate, or merge or consolidate with, or acquire all or substantially all of the assets of, any other person or entity (whether or not an Affiliate);

(iv)      change the nature of the business conducted by it;

(v)       act in a manner not consistent with the assumptions of any Non-Consolidation Opinion delivered to Lender in connection with the closing of the Loan, or in connection with any Transfer;

(vi)      perform, nor shall any Controlling Entity of Borrower have the authority to cause Borrower to perform, any act in respect of Borrower in violation of any (a) applicable laws or regulations or (b) any agreement between Borrower and Lender (including, without limitation, this Agreement and the other Loan Documents); or

(vii)     except as permitted by Lender in writing, amend, modify or otherwise change its Organizational Documents (which approval, after a Secondary Market Transaction with respect to the Loan, may be conditioned upon Lender’s receipt of a Rating Confirmation).

(d)         Without the prior written affirmative vote of both (1) one hundred percent (100%) of the members, partners or stockholders of Borrower, and (2) the Independent Directors of Borrower and/or (if applicable) of any SPE Component Entity of Borrower, Borrower shall not undertake a Bankruptcy Action.

(e)         Borrower shall have no indebtedness (including any PACE Loan) or incur any liability other than (i) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property; provided, however, that such unsecured indebtedness or liabilities (A) are in amounts that are normal and reasonable under the circumstances, but in no event to exceed two percent (2%) of the original principal amount of the Loan, and (B) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred, and (ii) the Debt. No indebtedness (including any PACE Loan) other than the Loan shall be secured (senior, subordinated or pari passu) by the Property.

(f)         The provisions of this Section 4.27(f) shall apply at all times when Borrower is a limited liability company or a partnership. A Bankruptcy Action by or against any partner or member of Borrower, as applicable, shall not cause such partner or member of Borrower, as applicable, to cease to be a partner or member of Borrower and upon the occurrence of a Bankruptcy Action, Borrower shall continue without dissolution. Additionally, to the fullest extent permitted by law, if any partner or member of Borrower, as applicable, ceases to be a partner or member of Borrower, as applicable, such event shall not terminate Borrower and Borrower shall continue without dissolution.

(g)         Borrower shall at all times observe the applicable legal requirements for the recognition of Borrower as a legal entity separate from any Equity Holder or Affiliates of Borrower or of any Equity Holder, including, without limitation, as follows:

(i)        It shall either (A) maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate or of any Equity Holder and shall conspicuously identify such office and numbers as its own, or (B) shall allocate by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, it shall use its own separate stationery, invoices and checks which reflects its name, address, telephone number and facsimile number.

(ii)       It shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate or any Equity Holder or any other person or entity. It shall prepare unaudited quarterly and annual financial statements, and its financial statements shall substantially comply with generally accepted accounting principles.

(iii)      It shall maintain its own separate bank accounts, payroll and correct, complete and separate books of account.

(iv)      It shall file or cause to be filed its own separate tax returns, if required to file tax returns.

(v)       It shall hold itself out to the public (including any of its Affiliates’ creditors) under its own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate or any Equity Holder.

(vi)      It shall observe all customary formalities regarding its existence, including holding meetings and maintaining current and accurate entity record books separate from those of any Affiliate or any Equity Holder.

(vii)     It shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate or Equity Holder shall be appointed or act as its agent (except that, with respect to Borrower, an Affiliate or Equity Holder may serve as Property Manager with respect to the Property if in accordance with Section 4.24 hereof).

(viii)    Investments shall be made in its name directly by it or on its behalf by brokers engaged and paid by it.

(ix)      Except as required by Lender, it shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any Equity Holder or any Affiliate, nor shall it make any loan, except as permitted in the Loan Documents.

(x)       It was solvent as of the date of its formation and remains solvent as of the date hereof, and will not make any distribution or dividend if doing so would cause it not to be solvent.

(xi)      Its assets shall be separately identified, maintained and segregated. Its assets shall at all times be held by or on behalf of it and, if held on its behalf by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by it. This restriction requires, among other things, that (A) funds shall be deposited or invested in its name, (B) funds shall not be commingled with the funds of any Affiliate or any Equity Holder, (C) it shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate or any Equity Holder, and (D) its funds shall be used only for its business.

(xii)     It shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any Equity Holder.

(xiii)     It shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets.

(xiv)     It shall at all times be adequately capitalized to engage in the transactions contemplated at its formation, and will not make any distribution or dividend if doing so would cause it not to be adequately capitalized.

(xv)      It shall not do any act which would make it impossible to carry on its ordinary business.

(xvi)     All data and records (including computer records) used by it or any Affiliate in the collection and administration of any loan shall reflect its ownership interest therein.

(xvii)    None of its funds shall be invested in securities issued by, nor shall it acquire the indebtedness or obligation of, any Affiliate or any Equity Holder.

(xviii)   It shall maintain an arm’s length relationship with each of its Affiliates and Equity Holders, and may enter into contracts or transact business with its Affiliates or Equity Holders only on commercially reasonable terms that are no less favorable to it than is obtainable in the market from a person or entity that is not an Affiliate or Equity Holder.

(xix)     It shall correct any misunderstanding that is known to it regarding its name or separate identity.

(h)         Any indemnification obligation of Borrower to any Equity Holder shall (i) be fully subordinated to the Loan, and (ii) not constitute a claim against Borrower or its assets until such time as the Loan has been indefeasibly paid in accordance with its terms and otherwise has been fully discharged (or, if applicable, defeased as contemplated by this Agreement).

(i)          As to Borrower, or any SPE Component Entity with an Independent Director, the Organizational Documents shall also include provisions substantially comparable to the following (together with such modifications as may be approved (or, in the case of any Buyer or other Transfer, required) by Lender based on changes in relevant law or market standards after the date of this Agreement):

(i)         To the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, the Independent Director shall consider only the interests of this entity (and, in the case of an SPE Component Entity, of Borrower), including its creditors, in exercising such person’s authority as an Independent Director. Except for duties to the entity in which it is an Independent Director (and, in the case of an SPE Component Entity, duties to Borrower) as set forth in the immediately preceding sentence (including duties to creditors solely to the extent of their respective economic interests in Borrower or such SPE Component Entity, but excluding (i) all other interests of such entity, (ii) the interests of other Affiliates of such entity, and (iii) the interests of any group of Affiliates of which the entity is a part), the Independent Directors shall not have any fiduciary duties to the entity, any other member or director of such entity, or to Borrower or Lender); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

(ii)        To the fullest extent permitted by law, an Independent Director shall not be liable to the entity in which it serves for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

(iii)      No Independent Director shall resign or be removed or replaced, in each case unless Lender receives not less than five (5) business days’ prior written notice of (a) any proposed resignation or removal or replacement of such Independent Director, and (b) the identity of the proposed replacement Independent Director, together with evidence satisfactory to Lender that such replacement satisfies the applicable requirements to be an Independent Director, in each case except for removal of an Independent Director by reason of (y) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties, in accordance with the standards set forth herein, or (z) such Independent Director having engaged in or having been charged with, or having been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, in which case a replacement Independent Director shall be identified and elected or appointed within five (5) business days after Borrower (or, if applicable, such SPE Component Entity) knew or was deemed to have known thereof.

(j)         Borrower shall cause the Organizational Documents of Borrower to include, at all times, substantially all of the requirements of this Section 4.27, in a manner satisfactory to Lender.

4.28       Reserve Accounts and Disbursement Requests. At Lender’s option, as additional security for the Debt, Borrower shall establish and maintain the reserve accounts required by this Section 4.28, subject to the security interest therein as more fully set forth in Section 4.19.

(a)         Intentionally Omitted.

(b)         Replacement Reserve. Borrower agrees that it will perform all repairs and replacements necessary to maintain the Property in good working order, in accordance with its condition as of the date hereof. On each Payment Date until the Note is paid in full, Borrower shall pay to Lender the sum of $5,124.50 to be held in a reserve fund (the “Replacement Reserve”) subject to this Agreement, for payment of certain repairs and replacements at the Property which, under generally accepted accounting principles, are categorized as capital expenses and not as operating expenses (the “Repairs”). Borrower shall perform all Repairs in a good and workmanlike manner, in accordance with all applicable codes and regulations, and in each case in a manner satisfactory to Lender and as necessary to maintain the Property in good condition and in compliance with all Applicable Laws. So long as no Default shall exist and be continuing, Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing the Repairs as required above upon satisfaction of the requirements set forth in Section 4.29 of this Agreement. Lender may, at Borrower’s expense, make or cause to be made an inspection of the Property to determine the need, as determined by Lender in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs are required, Lender shall provide Borrower with a written description of the required Repairs, and Borrower shall complete such Repairs to Lender’s reasonable satisfaction within ninety (90) days after Lender’s notice, or such later date as may be approved by Lender in its discretion.

(c)         Intentionally Omitted.

(d)         Leasing Reserve. Borrower agrees that, upon the execution of any Lease approved or deemed approved in accordance with Section 4.10 of this Agreement, Borrower shall timely perform all build-out, construction, tenant improvement work and other obligations required to be performed by Borrower under such Lease (the foregoing, “Tenant Improvements”) and timely pay as and when due any and all commissions to brokers in connection with such Lease (“Leasing Commissions”). Simultaneously herewith, Borrower shall deposit with Lender the sum of $2,253,651 for outstanding Leasing Commissions and Tenant Improvements as shown on Exhibit F attached hereto and made a part hereof, and on each Payment Date until the Note is paid in full, Borrower shall pay to Lender the sum of $19,216.75 to be held in a reserve fund (the “Leasing Reserve”) subject to this Agreement, for payment of the costs of Leasing Commissions and Tenant Improvements (collectively, “Leasing Costs”). Borrower shall make additional deposits to the Leasing Reserve from time to time as required by Section 4.28(f) below. Borrower shall perform all Tenant Improvements in a good and workmanlike manner, in accordance with all applicable codes and regulations, and each case in a manner satisfactory to Lender and as necessary to maintain the Property in good condition and in compliance with all Applicable Laws. So long as no Default shall exist and be continuing, Lender shall, to the extent funds are available for such purpose in the Leasing Reserve (including, without limitation, in any Early Termination Reserve established pursuant to Section 4.28(f) hereof), disburse to Borrower the amount paid or incurred by Borrower as Leasing Costs upon satisfaction of the requirements set forth in Section 4.29 of this Agreement.

(e)         Intentionally Omitted.

(f)         Early Termination Reserve. If any Tenant (a “Terminating Tenant”) gives notice to Borrower that it is exercising an early termination option set forth in its Lease with Borrower, or if Borrower agrees to allow any Tenant to reduce or terminate its obligations under its Lease (subject, in each case, to the restrictions of Section 4.10(c) hereof), Borrower shall direct such Tenant that the payment or other consideration in connection therewith (the “Early Termination Payment”) is to be remitted to Lender (or, if a Cash Management Period shall then be in effect, such Early Termination Payment shall be deposited in the Clearing Account), for application as set forth below. If such Tenant remits the Early Termination Payment directly to Borrower, Borrower shall remit the Early Termination Payment to Lender, for application as set forth below. Any Early Termination Payment shall be deposited in a segregated sub-account of the Leasing Reserve (the “Early Termination Reserve”) to be held as additional security for the Debt; a separate Early Termination Reserve shall be maintained with respect to each Lease so terminated. Funds deposited in an Early Termination Reserve shall be disbursed as follows:

(i)        If Borrower enters into a Lease for the entire premises previously demised under the Lease so terminated (the “Vacated Space”) with a Tenant reasonably acceptable to Lender and such Lease satisfies all applicable requirements of Section 4.10 hereof, and the Tenant under such Lease accepts such demised premises, takes occupancy thereof and commences the payment of base rent under its Lease (any such Lease, a “Qualified Replacement Lease”), then all funds in the Early Termination Reserve shall be used first to pay Leasing Costs with respect to such Qualified Replacement Lease upon satisfaction of the conditions set forth in Section 4.29 hereof; any funds remaining in the Early Termination Reserve after payment of all Leasing Costs with respect thereto shall be disbursed to Borrower as follows: (x) if the monthly net rent payable under the Qualified Replacement Lease is greater than or equal to the monthly net rent payable by the Terminating Tenant under its Lease as of the date of such termination, then provided no Default is then continuing, such funds remaining in the Early Termination Reserve shall be disbursed to Borrower; and (y) if the monthly net rent payable under the Qualified Replacement Lease is less than the monthly net rent payable by the Terminating Tenant under its Lease as of the date of such termination, then provided no Default is then continuing all funds remaining in the Early Termination Reserve shall be disbursed to Borrower in equal monthly installments over the remaining term of the Qualified Replacement Lease, until such time as all funds have been disbursed from the Early Termination Reserve.

(ii)       If Borrower enters into one or more Leases each for less than the entire Vacated Space, no disbursements shall be permitted from the Early Termination Reserve except as follows:

A.

Until such time as the entire Vacated Space has been re-leased pursuant to one or more Qualified Replacement Leases, and the Tenant under each such Qualified Replacement Lease accepts such demised premises, takes occupancy thereof and commences the payment of base rent under its Lease, Lender shall from time to time make disbursements on account of Leasing Costs with respect to the Vacated Space, provided, however, that the disbursements with respect to any portion of the Vacated Space on a per-square foot basis shall not exceed the amount of the Early Termination Payment on a per-square-foot basis; and

B.

At such time as the entire Vacated Space has been re-leased pursuant to one or more Qualified Replacement Leases and the Tenant under each such Qualified Replacement Lease accepts such demised premises, takes occupancy thereof and commences the payment of base rent under its Lease, then after payment of all Leasing Costs with respect to the re-leasing of such Vacated Space, the funds remaining in the Early Termination Reserve shall be disbursed as follows: (i) first, to the extent that any disbursements were made from the Leasing Reserve with respect to such Vacated Space, an amount equal to the sum of all such disbursements will be transferred to the Leasing Reserve (notwithstanding any limit to the required deposits thereto); (ii) next, any funds remaining in the Early Termination Reserve shall be disbursed to Borrower as follows: (x) if the monthly aggregate net rents payable under all such Qualified Replacement Leases is greater than or equal to the monthly net rent payable by the Terminating Tenant, and the term of all such Qualified Replacement Leases extends to or beyond the scheduled expiration date of the Lease with the Terminating Tenant, then provided no Default is then continuing such funds remaining in the Early Termination Reserve shall be disbursed to Borrower; and (y) if the conditions of clause (x) are not satisfied, then provided no Default is then continuing such funds remaining in the Early Termination Reserve shall be disbursed to Borrower in equal monthly installments over the period that would have remained in the term of the Lease with the Terminating Tenant.

Leasing Costs with respect to any Qualified Replacement Lease shall be disbursed first out of the related Early Termination Reserve, if applicable, prior to using any funds in the Leasing Reserve with respect thereto.

(g)         Cash Collateral Reserve. If a Cash Management Period shall be continuing (other than a Cash Management Period continuing due to a United Healthcare Trigger Period or a Parsons Trigger Period), Borrower shall make deposits to a reserve fund (the “Cash Collateral Reserve”) in accordance with Section 3.3(a) hereof. All funds on deposit in the Cash Collateral Reserve not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Management Period and so long as no other Cash Management Period then exists. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion, to apply any and all funds on deposit in the Cash Collateral Reserve to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Debt (together with the applicable Yield Maintenance Amount, if any, applicable thereto) or any other amounts due hereunder.

(h)         United Healthcare Cash Collateral Reserve.

(i)        During the continuance of a United Healthcare Trigger Period, Borrower shall make deposits to a reserve fund (the “United Healthcare Cash Collateral Reserve”) in accordance with Section 3.3(a) hereof for the payment of Leasing Costs associated with the United Healthcare Premises and as additional collateral for the Loan. So long as no Event of Default shall exist and be continuing, Lender shall, to the extent funds are available for such purpose in the United Healthcare Cash Collateral Reserve, disburse to Borrower the amount paid or incurred by Borrower as Leasing Costs with respect to the United Healthcare Premises upon satisfaction of the requirements set forth in Section 4.29 of this Agreement.

(ii)       Following the termination of a United Healthcare Trigger Period, provided no Event of Default is continuing, funds on deposit in the United Healthcare Cash Collateral Reserve not previously disbursed or applied shall be disbursed as follows: (x) provided no other Cash Management Period is continuing, to Borrower once all Occupancy Conditions are satisfied, or (y) if a Cash Management Period is continuing, but all Occupancy Conditions have been satisfied, on the next occurring Payment Date in accordance Section 3.3 hereof

(i)          Parsons Cash Collateral Reserve.

(i)        During the continuance of a Parsons Trigger Period, Borrower shall make deposits to a reserve fund (the “Parsons Cash Collateral Reserve”) in accordance with Section 3.3(a) hereof for the payment of Leasing Costs associated with the Parsons Premises and as additional collateral for the Loan. So long as no Event of Default shall exist and be continuing, Lender shall, to the extent funds are available for such purpose in the Parsons Cash Collateral Reserve, disburse to Borrower the amount paid or incurred by Borrower as Leasing Costs with respect to the Parsons Premises upon satisfaction of the requirements set forth in Section 4.29 of this Agreement.

(ii)       Following the termination of a Parsons Trigger Period, provided no Event of Default is continuing, funds on deposit in the Parsons Cash Collateral Reserve not previously disbursed or applied shall be disbursed as follows: (x) provided no other Cash Management Period is continuing, to Borrower once all Occupancy Conditions are satisfied, or (y) if a Cash Management Period is continuing but all Occupancy Conditions have been satisfied, on the next occurring Payment Date in accordance Section 3.3 hereof

(j)         Parsons Rent Reserve.  Simultaneously herewith, Borrower shall pay to Lender the sum of $83,646.64 to be held in a reserve fund (the “Parsons Rent Reserve”) as additional collateral for the Debt, subject to this Agreement. So long as no Event of Default exists, Lender shall disburse to Borrower the amount in the Parsons Rent Reserve provided that all of the following conditions have been satisfied, as determined by Lender: (i) the Parsons Lease is in full force and effect and there are not defaults by Borrower thereunder; (ii) Parsons has taken actual possession and occupancy of the space demised to Parsons under the Parsons Lease, and is conducting business with the public therefrom; (iii) Parsons is paying full, unabated rent pursuant to the Parsons Lease; (iv) all work to be performed and paid for by Borrower, as landlord, under such Lease has been fully performed and paid for; and (v) Tenant delivers to Lender a tenant estoppel certificate in form and substance acceptable to Lender in its discretion confirming each of the foregoing subsections (i)-(iv).

(k)        United Healthcare Rent Reserve.  Simultaneously herewith, Borrower shall pay to Lender the sum of $1,781,613 to be held in a reserve fund (the “United Healthcare Rent Reserve”) as additional collateral for the Debt, subject to this Agreement. So long as no Event of Default or other Cash Management Period exists, Lender shall disburse to Borrower the amount of $593,871 from the United Healthcare Rent Reserve within ten (10) following Borrower’s written request on each of April 1, 2016, May 1, 2016 and June 1, 2016, provided that all of the following conditions have been satisfied as of the date of the request, as determined by Lender: (i) the United Healthcare Lease is in full force and effect and there are not defaults by Borrower thereunder; (ii) United Healthcare has taken actual possession and occupancy of the space demised to United Healthcare under the United Healthcare Lease, and is conducting business with the public therefrom; (iii) United Healthcare is paying full, unabated rent pursuant to the United Healthcare Lease; (iv) all work to be performed and paid for by Borrower, as landlord, under such Lease has been fully performed and paid for; and (v) Tenant delivers to Lender a tenant estoppel certificate in form and substance acceptable to Lender in its discretion confirming each of the foregoing subsections (i)-(iv)

4.29       Disbursements from the Property Reserve Accounts. So long as no Event of Default shall have occurred and be continuing under this Agreement, all sums in each of the Leasing Reserve, the United Healthcare Cash Collateral Reserve, the Parsons Cash Collateral Reserve, the Parsons Rent Reserve, the United Healthcare Rent Reserve and the Replacement Reserve (the foregoing, collectively, the “Property Reserve Accounts”) shall be held by Lender in the respective Property Reserve Account as set forth above for the purposes set forth in Section 4.28. So long as no Default has occurred and is continuing, Lender shall disburse to Borrower, from the appropriate Property Reserve Account for the purposes set forth in Section 4.28, an amount equal to the actual expenses incurred to date by Borrower, less any prior disbursements to Borrower from any of the Property Reserve Account for such expenditure, but only to the extent that such expense is one for which, pursuant to Section 4.28, the proceeds of a Property Reserve Account may be disbursed. Disbursements shall be made to Borrower within ten (10) days following Lender’s receipt of each of the following:

(a)        a written request from Borrower for such disbursement, accompanied by a certification by Borrower, in the form therefor then utilized by Lender or Lender’s servicing agent;

(b)        copies of invoices, receipts or other evidence satisfactory to Lender verifying the costs and expenses for which Borrower is requesting such disbursement;

(c)        for disbursement requests in connection with a single project, or group of related projects, for which Borrower is seeking disbursement of $10,000 or more, affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, contractors, suppliers and other parties who have or might claim statutory or common law liens, or who have furnished labor, materials or supplies to or in connection with the Property, have been paid (or are being paid out of the proceeds of such disbursement) all amounts due;

(d)        for disbursement requests in connection with a single project, or group of related projects, for which Borrower is seeking disbursement of $20,000 or more, excluding, however, Leasing Commissions, a certification from an inspecting architect or other third party acceptable to Lender, verifying that the any work for which Borrower is requesting a disbursement has been properly completed and that the cost of such work bears a reasonable relationship to the costs incurred therefor;

(e)        if requested by Lender, for disbursement requests in connection with Leasing Costs, a current estoppel certificate (in form and substance acceptable to Lender) from the tenant under the applicable Lease pursuant to which such Leasing Costs were incurred;

(f)         a copy of the certificate of occupancy for the Improvements if, as a result of any work undertaken by Borrower, it was necessary to receive an amendment to the existing certificate of occupancy (or similar instrument) issued with respect to the Improvements, or to obtain a new certificate of occupancy for the Improvements, or a certification of Borrower that no such amended or new certificate of occupancy is required; and

(g)        payment of an administrative fee of $150.00 per request.

Lender shall not be required to make an advance from each Property Reserve Account more frequently than once in any thirty (30) day period. In making any disbursement from a Property Reserve Account, Lender shall be entitled to rely on the disbursement request from Borrower without any inquiry into the accuracy, validity or contestability of any amount set forth therein. All costs and expenses required to be incurred in connection with the review and approval of each request for a disbursement from a Property Reserve Account shall be paid by Borrower not later than concurrently with such disbursement; Lender shall have the right to make disbursement of any costs and expenses not paid as of the request for such disbursement directly to the contractor, vendor or other provider (or by two-party check jointly to Borrower and such contractor, vendor or other provider). The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. Lender may, at its discretion, hold the Reserves either in a separate account or commingled by Lender with any other funds in the possession or control of Lender. The Reserves are solely for the protection of Lender, and entail no responsibility on Lender’s part beyond making disbursements upon strict satisfaction of the requirements of Section 4.28 and this Section 4.29 and beyond the allowing of due credit for the sums actually received. To the extent that any funds in any of the Reserves are invested by Lender, Borrower shall bear the risk of loss of such investments. In the event that the amounts on deposit in any of the Property Reserve Account are insufficient to reimburse Borrower for amounts otherwise properly requested, Lender shall not be obligated or authorized to transfer funds from other Reserves, and Borrower shall pay the amount of such deficiency. Upon assignment of this Agreement by Lender, any funds in the Reserves shall be turned over to the assignee, and any responsibility of the assignor with respect thereto shall terminate.

4.30       Interest-Bearing Reserves. Lender shall cause funds in the Leasing Reserve and the Replacement Reserve (referred to in this Section 4.30 as the “Interest-Bearing Reserve”) to be deposited into an interest bearing account of the type customarily maintained by Lender or its Servicer for the investment of similar reserves, which account may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Interest-Bearing Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Interest-Bearing Reserve by Borrower. All interest earned on amounts contributed to the Interest-Bearing Reserve shall be retained by Lender and added to the balance in such Interest-Bearing Reserve and shall be disbursed for payment of the items for which other funds in such Interest-Bearing Reserve are to be disbursed. Borrower acknowledges that all Reserves other than the Interest-Bearing Reserves shall not accrue or bear interest for the benefit of Borrower, and no interest shall be payable thereon by Lender.

4.31       Ground Lease Covenants.  Borrower hereby covenants and agrees with Lender with respect to the Ground Lease:

(a)        Borrower will comply in all material respects with the terms and conditions of the Ground Lease. Borrower will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of the Leasehold Real Estate under the Ground Lease or will be grounds for declaring a default under, or forfeiture of, the Ground Lease.

(b)        Borrower shall enforce the Ground Lease and will not terminate, modify, cancel, change, supplement, alter or amend the Ground Lease, or waive, excuse, condone or in any way release or discharge the Ground Lessor of or from any of the material covenants and conditions to be performed or observed by the Ground Lessor under the Ground Lease. Borrower hereby expressly covenants with Lender not to cancel, surrender, amend, modify or alter in any way the terms of the Ground Lease. Borrower hereby assigns to Lender, as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of the Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease without the prior consent of Lender shall be void and of no force and effect. Notwithstanding the foregoing, if the United Healthcare Lease is amended pursuant to the terms and conditions hereof during the Loan Term so that the parking obligations required therein no longer require the Ground Lease be utilized to meet their permitted parking spaces, and the parking at the Property otherwise complies with all zoning requirements for parking and no other tenants at the Property require the use of such parking spaces and/or the Leasehold Real Estate pursuant to the Ground Lease, Borrower may, with Lender’s reasonable prior written consent, terminate the Ground Lease.

(c)         Borrower will give Lender prompt (and in all events within five (5) days) notice of any default under the Ground Lease or of the receipt by Borrower of any notice of default from Ground Lessor. Borrower will promptly (and in all events within (5) days) furnish to Lender copies of all information furnished to Ground Lessor by the terms of the Ground Lease or the provisions of this Section. Borrower will deposit with Lender an exact copy of any notice, communication, plan, specification or other instrument or document received or given by Borrower in any way relating to or affecting the Ground Lease which may concern or affect the estate of Ground Lessor or Borrower thereunder in or under the Ground Lease or in the Leasehold Real Estate thereby demised.

(d)         Lender shall have the right, but not the obligation, to perform any obligations of Borrower under the terms of the Ground Lease during the continuance of a default. All costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, shall be treated as an advance secured by the Loan Documents, shall bear interest thereon at the Default Rate from the date of payment by Lender until paid in full and shall be paid by Borrower to Lender during the continuance of an Event of Default within five (5) days after demand. No performance by Lender of any obligations of Borrower shall constitute a waiver of any default arising by reason of Borrower’s failure to perform the same. Subject to the rights of lessees, sublessees and other occupants under the Leases, Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.

(e)         To the extent permitted by law, the amounts payable by Borrower or any other Person in the exercise of any right of redemption following foreclosure of the Property shall include all Ground Lease Rents paid and other sums advanced by Lender, together with interest thereon at the Default Rate, on behalf of Borrower and/or any successor to Borrower as lessee under the Ground Lease or any Replacement Ground Lease, on account of the Property.

(f)         Unless Lender shall otherwise consent, the fee title and the leasehold estate in the Leasehold Real Estate shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in Ground Lessor or in Borrower, or in a third party, by purchase or otherwise.

(i)        Without limiting the generality of the foregoing, Borrower expressly agrees to promptly execute, acknowledge and deliver to Lender such instruments as may be required to create, perfect, and preserve (i) a valid first lien, subject to no liens, charges or encumbrances other than the Permitted Exceptions, in favor of Lender, on the fee interest in any portion of the premises subject to the Ground Lease that may hereafter be acquired by Borrower (the “Added Fee Real Estate”), and (ii) a valid security interest in all personal property associated therewith.

(ii)         Notwithstanding the foregoing, any other provision of this Agreement, or any requirement of the Ground Lease, Borrower shall not acquire a fee interest in any part of the Leasehold Real Estate (any such interest, along with all other interests in real or personal property acquired in conjunction therewith, “Added Fee Collateral,” provided, for avoidance of doubt, that Added Fee Real Estate shall not include any leasehold or other interest in real or personal property that is, immediately prior to an acquisition, both (1) held by Borrower, and (2) subject to the lien of the Mortgage), unless and until Borrower has caused each of the following conditions to be satisfied:

A.        Lender shall have received a copy of a deed (and, as to any associated personal property, a bill of sale) conveying such Added Fee Collateral to Borrower, and a letter from the Borrower (countersigned by a title insurance company reasonably acceptable to Lender) acknowledging receipt of such deed and bill of sale, and agreeing to record such deed in the appropriate real estate records for the county in which the Fee Real Estate is located.

B.        If the Loan (or any interest therein) is held by a REMIC, Lender shall have received an appraisal of the Property, including therein the proposed Added Fee Collateral, prepared by an appraiser acceptable to the Lender and the Rating Agencies (or such other evidence of valuation of the Fee Collateral as may be acceptable to a REMIC), dated no more than sixty (60) days prior to the date upon which such an acquisition (a “Fee Acquisition”) is to be consummated (the “Fee Acquisition Date”), indicating that as of the Fee Acquisition Date, the value of the Property including the proposed Added Fee Collateral and accounting for any merger of fee and leasehold interests that may occur as a result of such Fee Acquisition below, will be greater than the value of the Property, excluding the Fee Collateral, immediately prior to the Fee Acquisition.

C.        After giving effect to such Fee Acquisition and any reduction in Borrower’s obligation to pay Ground Rent, the Debt Service Coverage Ratio for the Loan is not less than the Debt Service Coverage Ratio immediately preceding the Fee Acquisition.

D.        If the Loan (or any interest therein) is held by a REMIC, Lender shall have received a Rating Confirmation with respect to the contemplated Fee Acquisition.

E.        If the Loan (or any interest therein) is held by a REMIC, Borrower shall include in the certificate required pursuant to clause (E) above such additional representations and warranties with respect to Borrower, the Property, the Added Fee Collateral or the Loan as the Lender or the Rating Agencies may require (in accordance with the Prudent Lender Standard), and shall deliver such certificate in form and substance satisfactory to the Lender and the Rating Agencies.

F.        Borrower shall have executed, acknowledged and delivered to Lender (A) a first priority deed of trust, an assignment of leases, a security agreement, and applicable financing statements with respect to the Added Fee Collateral (or, if determined by Lender in accordance with the Prudent Lender Standard, a modification and spreader of the lien of the Mortgage and the Assignment of Leases, together with an amendment to any previously filed financing statements), together with a letter from Borrower countersigned by a title insurance company reasonably acceptable to Lender acknowledging receipt of such deed of trust, assignment of leases, security agreement, and financing statements and agreeing to record or file, as applicable, such instruments in the real estate records for the county in which the Added Fee Collateral is located and to file one of the financing statements in the office of the Secretary of State of the state in which Borrower is organized, so as to effectively create upon such recording and filing a valid and enforceable first priority lien upon the Added Fee Collateral in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Exceptions and such other liens as are permitted pursuant to the Loan Documents, and (B) modifications of all other Loan Documents necessary to include the Added Fee Collateral within the scope thereof (including to acknowledge any merger of fee and leasehold interests that may occur as a result of the Fee Acquisition). All such instruments shall be substantially the same in form and substance as the counterparts of such documents executed and delivered with respect to the Property as a whole, subject to modifications reflecting that the Added Fee Collateral is only a portion of the Property as a whole, and as otherwise might be appropriate under the Prudent Lender Standard based on changes in Applicable Laws as of the Fee Acquisition Date in order for counsel admitted to practice in the state of Texas to deliver the opinion as to the enforceability of such documents required pursuant to clause (L) below. Such Mortgage, as modified to encumber the Added Fee Collateral (including by the addition of any separate deed of trust or other security instrument), shall continue to secure all amounts evidenced by the Note, and any instruments delivered pursuant to this clause (F) shall thereafter be included within the term Loan Documents.

G.        Lender shall have received an endorsement to the Title Insurance Policy, dated as of the Fee Acquisition Date, insuring that the Mortgage, modified or spread as contemplated by this Section 4.31(f), encumbers all of the Property including the Added Fee Collateral. The amount of coverage under the Title Insurance Policy shall not be reduced in connection with such endorsement, nor shall any exceptions to coverage be added thereby. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

H.        If the Loan (or any interest therein) is held by a REMIC, Lender shall have received an opinion of counsel acceptable to Lender and the Rating Agencies (together with such other evidence as Lender may request in accordance with the Prudent Lender Standard) that (a) the Fee Acquisition as contemplated hereby will not cause a “significant modification” of the Loan within the meaning of U.S. Treasury Regulation Section 1.860G-2(b)(2); (b) the substitution as contemplated hereby will not cause the Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; and (c) the aggregate fair market value of the Property including therein the proposed Added Fee Collateral, as determined immediately after such Fee Acquisition, either (1) is equal to at least 80% of the adjusted issue price of the Loan that is outstanding immediately after such Fee Acquisition, or (2) equals or exceeds the aggregate fair market value of the borrower’s interest in the Ground Lease (to the extent not extinguished by any prior merger) and any previously acquired Fee Collateral that secures the Loan immediately before such Fee Acquisition. For purposes of the preceding clause (c), fair market value shall be determined by any commercially reasonable valuation method permitted under the REMIC Provisions and by excluding any personal property or going concern value attributable to the Property, the Added Fee Collateral, or the borrower’s interest therein.

I.         Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for the Property include the Added Fee Collateral, and evidencing the payment of all premiums payable for the existing policy period.

J.         Intentionally Omitted.

K.        Borrower shall deliver or cause to be delivered to Lender (1) updates, certified by Borrower, of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the origination of the Loan; (2) good standing certificates, certificates of qualification to do business in the State of Texas and (3) resolutions of the manager or managing member of Borrower authorizing the Fee Acquisition and any actions taken in connection with such substitution.

L.        Lender shall have received the following opinions of Borrower’s counsel: (1) an opinion or opinions of counsel admitted to practice under the laws of the state Texas stating that the Loan Documents delivered with respect to the Added Fee Collateral pursuant to clause (F) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the state in which the Added Fee Collateral is located; (2) an opinion of counsel acceptable to the Lender and the Rating Agencies stating that the Loan Documents delivered with respect to the Added Fee Collateral pursuant to clause (G) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (3) an opinion of counsel acceptable to the Lender and the Rating Agencies stating that subjecting the Added Fee Collateral to the Lien of the Mortgage (or such spreader agreement, as applicable) and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents; (4) an update of the Non-Consolidation Opinion indicating that such Fee Acquisition does not affect the opinions set forth therein; and (5), if the Loan (or any interest therein) is held by a REMIC, an opinion of counsel acceptable to the Lender and the Rating Agencies stating that such Fee Acquisition and the related transactions do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws.

M.       Borrower shall have paid all costs relating to the ownership of the Property, including the Added Fee Collateral, including without limitation, (1) accrued but unpaid insurance premiums relating to the Property as modified to include the Added Fee Collateral, (2) currently due Taxes and Other Charges (including any in arrears) relating to the Property, including the Added Fee Collateral, and (3) amounts then due under the Ground Lease (including without limitation in respect of any leasehold estate that may be extinguished by merger as a result of such Fee Acquisition notwithstanding Borrower’s compliance with the requirements of clause (Q) below).

N.        Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the Fee Acquisition and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Lender and the Rating Agencies incurred in connection with the Fee Acquisition.

O.         Lender shall have received (1) an endorsement to the Title Insurance Policy insuring the first priority Lien of the Mortgage, modified or spread as contemplated by this Section 4.31(f), insuring that the Added Fee Collateral constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Fee Collateral is located, other evidence meeting the Prudent Lender Standard, that the Fee Collateral constitutes a separate tax lot or (2) evidence meeting the Prudent Lender Standard that the Fee Collateral constitutes a separate tax lot.

P.         If any rating on any security evidencing an ownership interest in the Loan has been issued and is then in effect, Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Lender or the Rating Agencies may have requested.

Q.         No Event of Default shall have occurred and be continuing as of the Fee Acquisition Date.

R.         Lender shall have received from Borrower and Guarantor a certificate, in form and substance reasonably satisfactory to Lender:

(1)        accompanying debt service coverage ratio calculation confirming satisfaction of the requirements of clause (C) above;

(2)        attesting that such calculation is accurate, complete, and not misleading;

(3)        stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the Fee Acquisition Date with respect to Borrower, Guarantor and the Property (including the Added Fee Collateral), unless such certificate would be inaccurate (in which case such certificate shall recite any exceptions to such representations and warranties); and

(4)        certifying that all of the requirements set forth in this Section 4.31(f) have been satisfied.

Upon the satisfaction of the foregoing conditions precedent, the Fee Acquisition may be consummated and the Added Fee Collateral shall be deemed to be part of the Property for purposes of this Agreement. Should such a Fee Acquisition occur without the conditions set forth above having been satisfied or waived (which waiver may be withheld by Lender in accordance with the Prudent Lender Standard), the same shall constitute an Event of Default.

(g)        The actions or payments of Lender to cure any default by Borrower under the Ground Lease shall not cure or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of Borrower’s default under the Ground Lease. All reasonable out-of-pocket costs and expenses incurred by Lender to cure or attempt to cure any such default shall be paid by Borrower to Lender, upon demand, with interest at the Default Rate from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by Lender. All such indebtedness shall be secured by the Mortgage.

(h)        Borrower shall not, without prior consent of Lender, subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in Ground Lessor’s interest in all or any part of the Property.

(i)         Within fifteen (15) days after receipt of Lender’s request, Borrower shall use reasonable efforts to obtain from Ground Lessor and furnish to Lender an estoppel certificate of Ground Lessor stating the date through which Ground Rent has been paid, whether or not there are any defaults under the Ground Lease and specifying the nature of such claimed defaults, if any, and such other matters as Lender may reasonably request.

(j)         Upon acquisition of the fee title in the Real Estate, the Mortgage shall, automatically and without the necessity of execution of any other documents, attach to and cover and be a lien upon such other estate so acquired, and such other estate shall be considered as mortgaged, assigned and conveyed to Lender and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged, assigned and conveyed. The provisions of this subsection (g) shall not apply if Lender acquires title to the Property unless Lender shall so elect.

(k)        If the Ground Lessor shall deliver to Lender a copy of any notice of default sent by the Ground Lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in reliance thereon.

(l)         Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease promptly (and in all events within five (5) days) after demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower to so exercise such option if Borrower fails to exercise as herein required, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(m)       Each Lease hereafter made, and each renewal of any existing Lease, shall provide that, (i) in the event of the termination of the Ground Lease, the Lease shall not terminate or be terminable by the lessee; (ii) in the event of any action for the foreclosure of the Mortgage, the Lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the lessee is specifically named and joined in any such action and unless a judgment is obtained therein against the lessee; and (iii) in the event that the Ground Lease is terminated as aforesaid, the lessee under the Lease shall attorn to the lessee under the Ground Lease (or any Replacement Ground Lease) or to the purchaser at the sale of the Property on such foreclosure, as the case may be.

(n)        Borrower hereby assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by the Ground Lessor of the Ground Lease under the Bankruptcy Code. Borrower shall notify Lender promptly (and in any event within ten (10) days) of any claim, suit action or proceeding relating to the rejection of the Ground Lease. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the Ground Lessor under the Bankruptcy Code during the continuance of any Event of Default. Borrower may make any compromise or settlement in connection with such proceedings (subject to Lender’s reasonable approval); provided, however, that Lender shall be authorized and entitled to compromise or settle any such proceeding if such compromise or settlement is made after the occurrence and during the continuance of any Event of Default. Borrower shall promptly execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding after request therefor by Lender. Except as set forth above, Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior written consent of Lender.

(o)        Borrower shall not, without Lender’s prior written consent, elect to treat the Ground Lease as terminated under Section 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(p)        If pursuant to Section 365(h)(2) of the Bankruptcy Code, Borrower seeks to offset against the rent reserved in the Ground Lease the amount of any damages caused by the non-performance by the Ground Lessor of any of the Ground Lessor’s obligations under the Ground Lease after the rejection by the Ground Lessor of the Ground Lease under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this subsection (m), Borrower may proceed to effect such offset in the amounts set forth in Borrower’s notice. Neither Lender’s failure to object as aforesaid nor any objection or other communication between Lender and Borrower relating to such offset shall constitute an approval of any such offset by Lender. Borrower shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable attorneys’ fees and disbursements) arising from or relating to any such offset by Borrower against the rent reserved in the Ground Lease.

(q)        If any action, proceeding, motion or notice shall be commenced or filed in respect of Borrower or, during the continuance of any Event of Default, the Property in connection with any case under the Bankruptcy Code, Lender shall have the option, to the exclusion of Borrower, exercisable upon notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed in its own name or in the name of Borrower in connection with any such litigation, and Borrower agrees to execute any and all powers, authorizations, consents and other documents required by Lender in connection therewith. Borrower shall pay to Lender all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings within five (5) days after notice from Lender setting forth such costs and expenses in reasonable detail. Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the Mortgage, shall be added to the Debt and shall bear interest at the Default Rate. Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of Lender.

(r)        Borrower shall immediately, after obtaining knowledge thereof, notify Lender of any filing by or against the Ground Lessor of a petition under the Bankruptcy Code. Borrower shall thereafter forthwith give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Borrower shall promptly deliver to Lender following receipt any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto.

(s)        If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as the tenant under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Ground Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such 10-day period a notice stating that (i) Lender demands that Borrower assume and assign the Ground Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

(t)        effective upon the entry of an order for relief in respect of Borrower under the Bankruptcy Code, Borrower hereby assigns and transfers to Lender a non-exclusive right to apply to the Bankruptcy Code under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Ground Lease may be rejected or assumed.

ARTICLE V

EVENTS OF DEFAULT

5.1         Events of Default. The occurrence of any of the following shall be an “Event of Default” hereunder:

(a)        Borrower fails to punctually perform any covenant, agreement, obligation, term or condition of the Note, this Agreement, the Mortgage or any other Loan Document which requires payment of any money to Lender (including, without limitation, the failure of Borrower to repay the entire outstanding principal balance of the Note in full on the Maturity Date), and such failure continues (i) in the case of payment of the Monthly Payment Amount and the related payments to Reserves due from Borrower to Lender on a Payment Date, for a period of seven (7) days after any such Payment Date, and (ii) for all other payments (other than the payment of the entire outstanding principal balance of the Note due on the Maturity Date), for a period of ten (10) days after such payment becomes due (giving effect to any grace period set forth in the Loan Documents therefor) or, if due on demand, is demanded.

(b)        Borrower fails (i) to maintain in effect at all times insurance as required by Section 4.4 hereof, or (ii) to perform any covenant, agreement, obligation, term or condition set forth in Section 4.5 hereof, or (iii) to comply with Section 4.27(b) hereof.

(c)        If, after the occurrence of a Cash Management Period, Borrower gives any Tenant or other party directions that contradict any Tenant Direction Letter then required to be in effect, or deposits Rents and Profits (or otherwise causes Rents and Profits to be deposited) into any bank account other than the Clearing Account.

(d)        Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 5.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender (but in any event within thirty (30) days of such notice), and thereafter continuously and diligently prosecutes the curing of such default, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

(e)        Any representation or warranty made herein, in or in connection with materials delivered to Lender regarding the Property or the Loan or any loan commitment issued by Lender relating to the Loan, or in any of the other Loan Documents to Lender, by Borrower, by any Guarantor or by any Constituent Entity of Borrower or any Guarantor, is determined by Lender to have been false or misleading in any material respect at the time made.

(f)        A Transfer, except as expressly permitted by Section 4.11.

(g)        A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(h)        Borrower, any Guarantor, any Constituent Entity of Borrower or any Guarantor becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, any Guarantor, any such Constituent Entity, or for a substantial part of the assets of Borrower, any such Guarantor, any such Constituent Entity, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(i)         A petition is filed or any case, proceeding or other action is commenced against Borrower, against any Guarantor, against any Constituent Entity of Borrower or any Guarantor, seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect or a court of competent jurisdiction enters an order for relief against Borrower, against any Guarantor, against any Constituent Entity of Borrower or any Guarantor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any Guarantor, of any Constituent Entity of Borrower or any Guarantor, a receiver, trustee, custodian or similar officer for Borrower, for any such Guarantor, for any such Constituent Entity, or for any substantial part of any of the properties of Borrower, any such Guarantor, any such Constituent Entity, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

(j)        The Property or any part thereof shall be taken on execution or other process of law (other than by eminent domain) in any action against Borrower.

(k)       Borrower abandons all or a portion (other than a de minimis portion) of the Property.

(l)        The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to the Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(m)       The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby, and Lender determines that it is not adequately protected from any loss, damage or risk associated therewith.

(n)        Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, any Guarantor or any Constituent Entity of Borrower or any Guarantor, without the prior written consent of Lender.

(o)        Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease when said rent or other charge is due and payable.

(p)        There shall occur any default by Borrower, as lessee under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed, and said default is not cured within five (5) Business Days prior to the expiration of any applicable grace period therein provided, or any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the Ground Lessor or which would entitle the Ground Lessor to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder, of if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Lender , or Borrower shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to the terms of the Ground Lease.

(q)        Guarantor breaches any of the Guarantor Financial Covenants.

(r)        Borrower shall effect a Fee Acquisition other than pursuant to Section 4.31(f).

ARTICLE VI

REMEDIES

6.1         Remedies.

(a)        Acceleration. At any time during the continuance of an Event of Default (other than an Event of Default described in paragraph (h) or (i) of Section 5.1), in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (h) or (i) of Section 5.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

(b)        Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action or “election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt have been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

(c)          Severance.  Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (and, in connection therewith, to bifurcate or otherwise modify the nature of the collateral that secures such notes) in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof. The rights under this Section 6.1(c) are in addition to, and shall not limit or be deemed to limit, the rights of Lender under Sections 8.24 and 8.25 hereof.

(d)        Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Lender shall not be required to accept the tendered cure of any Event of Default, except to the extent Lender is required to do so pursuant to Applicable Laws or to the extent Lender agrees to the contrary pursuant to a written instrument executed and delivered by Lender. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents and Profits, the Cash Management Account or any other collateral.

(e)        Lender’s Right to Perform.   If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

6.2         Payment of Expenses. Borrower shall pay on demand all of Lender’s expenses incurred in any efforts to enforce any terms of this Agreement, the Mortgage or any of the other Loan Documents, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrower at the Default Rate. Furthermore, Borrower shall, and does hereby, indemnify Lender for, and hold Lender harmless from, any and all losses, costs, expenses, claims, actions, demands liabilities, loss or damage which may or might be incurred by Lender under this Agreement, the Mortgage or any of the other Loan Documents or by the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on Lender’s part with respect to the Property except as expressly set forth in the Loan Documents, other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Lender. Borrower’s obligation pursuant to the previous sentence shall include, without limitation, payment to (or reimbursement of) any compensation payable by the holder of the Loan to any servicing agent under a Secondary Market Transaction pursuant to the Securitization Documents if such payment becomes due solely by reason of the existence and/or continuance of any Event of Default. Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and attorneys’ fees, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender from Borrower on demand.

ARTICLE VII

RESERVED

ARTICLE VIII

MISCELLANEOUS TERMS AND CONDITIONS

8.1         Time of Essence. Time is of the essence with respect to all provisions of the Loan Documents.

8.2         Release of Mortgage. If all of the Debt be paid and all other obligations under the Loan Documents be performed (in accordance and in compliance with the terms and provisions of the Loan Documents), then and in that event only, upon delivery and recordation of a written satisfaction or reconveyance of the Mortgage (in form acceptable to Lender), all rights under the Mortgage shall terminate except for those provisions thereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced thereby, which shall be released by Lender in due form at Borrower’s cost. No release of the Mortgage or the lien of any Loan Document shall be valid unless executed by Lender.

8.3         Certain Rights of Lender. Without affecting Borrower’s liability for the payment of any of the Debt, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) consent in writing to the making of any subdivision map or plat thereof; (e) join in granting any easement therein; or (f) join in any extension agreement of the Mortgage or any agreement subordinating the lien hereof.

8.4         Waiver of Certain Defenses. No action for the enforcement of the lien of the Mortgage or of any provision thereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

8.5         Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, with all charges prepaid, or by depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth below or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. All notices, demands, requests or other communications shall be addressed as follows:

If to Lender:

CIBC INC.

425 Lexington Avenue

4th Floor

New York, New York 10017

Attn: Real Estate Group, Mr. Todd Roth

and to:

Cassin & Cassin LLP

711 Third Avenue, 20th Floor

New York, New York 10017

Attention: Michael J. Hurley, Jr., Esq.

If to Borrower:

CIO 190, Limited Partnership

c/o City Office REIT, Inc.

8150 North Central Expressway, Suite 1255

Dallas, TX 75206

Attention: Merrick Egin

and to:

CIO 190, Limited Partnership

c/o City Office REIT, Inc.

Suite 2600 – 1075 West Georgia Street

Vancouver, BC V6E 3C9

8.6         Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender, its successors and assigns, and shall constitute covenants running with the land. All indemnities in this Agreement for the benefit of Lender shall inure to the benefit of Lender and each of its directors, officers, shareholders, partners, members, managers, employees and agents (including, without limitation, any Servicers), and pledgees and participants of the Debt, and their respective successors and assigns. All references in this Agreement to Borrower or Lender shall be deemed to include each such party’s successors and assigns. If Borrower consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Borrower.

8.7         Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

8.8         Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires. The headings of the sections and paragraphs of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of this Agreement shall be controlling.

8.9         Waiver: Discontinuance of Proceedings. Lender may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default by Borrower hereunder without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default or an Event of Default hereunder. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

8.10        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State in which the Real Estate is located, provided that to the extent any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.

8.11        Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Real Estate is located, the period shall be deemed to end on the next succeeding Business Day.

8.12      Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

8.13      Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

8.14      Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by the Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest thereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by the Mortgage.

8.15      Cross Default. An Event of Default shall be a default (without further rights to cure) under each of the other Loan Documents.

8.16      Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications set forth in this Section 8.16, Lender agrees that (i) Borrower shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the Collateral, (ii) during the continuance of any Event of Default, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the Debt, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Collateral, except with respect to the liability described below in this Section 8.16, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the Debt and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the Debt shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this Section 8.16; provided, however, that, notwithstanding the foregoing provisions of this Section 8.16, Borrower shall be fully liable, and subject to legal action, for all losses, costs and expenses incurred by Lender (including, without limitation, the fees and expenses of Lender’s counsel) by reason of:

(a)        Misappropriation or misapplication or conversion of any Rents and Profits, or other funds constituting proceeds of the Property (which misappropriation may include, without limitation, (i) rent and other payments received from Tenants paid more than one month in advance, and not applied in accordance with the Loan Documents or paid to Lender upon an Event of Default; and/or (ii) failure to apply Rents and Profits in accordance with the terms of this Agreement and the other Loan Documents), in each case to the full extent of the funds misappropriated or misapplied;

(b)        Any security deposits not delivered to Lender upon foreclosure of the Mortgage (or similar sale pursuant to the terms thereof) or an action or conveyance in lieu thereof, except to the extent previously applied in accordance with the terms of the related Lease;

(c)        Proceeds (i) paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property, or (ii) resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them, in each case to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;

(d)         Any willful misconduct by the Borrower or Guarantor, or any Person acting at the direction of either of them (including, without limitation, removal of any portion of the Property in violation of the terms of the Loan Documents);

(e)         Material physical waste committed on the Property by the Borrower or Guarantor, or any Person acting at the direction of either of them;

(f)         Failure to pay, or make deposits to the Impound Account on account of, any (i) Taxes or Other Charges, or other amounts which (if unpaid) could create liens on any portion of the Property which would be superior to the lien or security title granted to Lender pursuant to the Loan Documents and which accrue prior to the Lender taking title to the Property, or (ii) premiums on insurance policies required under the Loan Documents to be maintained by Borrower or with respect to the Property and which accrue prior to Lender taking title to the Property and, in each case to the extent not previously escrowed with Lender, with respect to Taxes and Insurance Premiums and then, only to the extent the Property generated, and the Borrower received sufficient revenue to escrow and/or pay, such Taxes or Insurance Premiums;

(g)         Intentionally omitted;

(h)         Fraud or material misrepresentation or failure to disclose a material fact by Borrower or Guarantor, or any person acting on behalf of, or at the direction of, Borrower or Guarantor;

(i)          If the Ground Lease is amended, modified, or terminated without Lender’s prior written consent, or if Borrower surrenders any or all of its interest under the Ground Lease; or

(j)         If the representation and warranty given under Section 4.1(rr)(6) of the Loan Agreement is determined to have been materially false, incomplete, or misleading when given.

Furthermore, notwithstanding the foregoing provisions of this Section 8.16 or anything to the contrary in the Loan Documents, the Loan shall be fully recourse to Borrower (and the exculpatory provisions above shall be of no force or effect) upon the occurrence of any of the following: (A) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property or the ownership interests in Borrower (including with respect to a PACE Loan), if such consent is required by the Loan Documents; (B) Borrower fails to obtain Lender’s prior written consent to any Transfer, if such consent is required by Loan Documents; (C) the first Monthly Payment Amount (together with all required payments for Reserves due concurrently therewith) is not paid in full when due; (D) a bankruptcy petition is filed by, consented to, or acquiesced in by Borrower (or Borrower takes similar voluntary action under any comparable state or federal law); or (E) Borrower or Guarantor (or any Equity Holder or Affiliate of either of the foregoing) shall have made or colluded with creditors of Borrower (other than Lender) to cause an involuntary bankruptcy filing with respect to Borrower (or similar action under any comparable state or federal law).

Nothing contained in this Section 8.16 shall (1) be deemed to be a release or impairment of the Debt or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Property, or (2) preclude Lender from foreclosing the Loan Documents during the continuance of any Event of Default or from enforcing any of the other rights of Lender except as stated in this section, or (3) reduce, release, relieve, waive, limit or impair in any way whatsoever the liability of Guarantor pursuant to any guaranty or indemnity executed and delivered in connection with the Loan, or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to such instrument, or (4) waive any right that Lender may have under Section 506 (a), 506 (b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Loan or to require that all Collateral shall continue to secure all of the Debt in accordance with the Loan Documents.

8.17       No Merger. It is the desire and intention of the parties hereto that the Mortgage and the lien thereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, the Mortgage and the lien thereof shall not merge in such other or additional interests in or to the Property, toward the end that the Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

8.18       Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners or members in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

8.19       No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificates, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, and/or by conducting its own underwriting, due diligence and investigations into Borrower, Guarantor, the Property and related matters, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

8.20       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. Each Loan Document other than this Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties thereto had signed the same signature page. Any signature page of any such Loan Document may be detached from any counterpart of such Loan Document without impairing the legal effect of any signatures thereon and may be attached to another counterpart of such Loan Document identical in form thereto but having attached to it one or more additional signature pages.

8.21       Recording and Filing. Borrower will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Borrower shall reimburse Lender, or its Servicer, for the costs incurred in obtaining a tax service company to verify the status of payment of Taxes and Other Charges on the Property.

8.22      Entire Agreement and Modification. This Agreement and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Agreement and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

8.23      Secondary Market Transaction.

(a)          Cooperation. Borrower acknowledges that Lender may effectuate a Secondary Market Transaction. Borrower shall cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any Investor or Rating Agency involved therein or as may be necessary for Lender to comply with or applicable law (including, without limitation, Regulation AB), including, without limitation, all structural or other changes to Borrower and/or the Debt, and modifications to any Loan Documents and/or Organizational Documents; provided, however, that Borrower shall not be required to modify any Loan Documents if such modification would (A) increase the interest rate payable under the Note, (B) shorten the period until the stated maturity of the Note, (C) modify the amortization of principal of the Note, or (D) modify any other material term of the Debt. Borrower shall provide such information and documents relating to Borrower, any Guarantor, the Property and any Tenants as Lender may reasonably request in connection with such Secondary Market Transaction. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Upon request, Borrower shall furnish to Lender from time to time such financial data and financial statements as Lender determines to be necessary, advisable or appropriate for complying with any applicable legal requirements (including those applicable to Lender or any Servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes necessary, advisable or appropriate in order to comply with such legal requirements.

(b)         Rating Confirmation. Borrower acknowledges that, as part of the Securitization Documents, the parties to such Secondary Market Transaction may, in their sole discretion, elect to impose certain requirements as conditions precedent to certain actions by one or more of the Servicers (including, without limitation, that such Servicer obtain either or both of the approval of one or more Investors (or representatives of one or more Investors) as to certain proposed actions, and/or a Rating Confirmation). No requirement or condition imposed upon such Servicer pursuant to such Securitization Documents as a condition precedent to the granting or denying of any consent or approval, or the taking or refusal to take of any action, pursuant to this Agreement (except only for any action required of Lender hereunder) shall give rise to any claim or cause of action by Borrower against Lender, or give Borrower any defense for failure to perform its obligations under the Loan Documents. Borrower further acknowledges that the cost of any Rating Confirmation required by the Securitization Documents in connection with any matter requiring the approval or consent of Lender shall be payable by Borrower.

(c)         Disclosure; Indemnification. Lender shall be permitted to share all information provided in connection with the Loan with the Investors, Rating Agencies, investment banking firms, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided to Lender in connection with the Loan may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus potential Investors may also see some or all of the information with respect to the Loan, the Property, Borrower and the Equity Holders. Borrower irrevocably waives any and all rights it may have under any applicable laws (including, without limitation, any right of privacy) to prohibit such disclosure. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Borrower hereby indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the information provided by or on behalf of Borrower, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information, or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

8.24      New Mezzanine Loan. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to restructure a portion of the Loan into a mezzanine loan (the “New Mezzanine Loan”) to the owners of the direct equity interests in Borrower, secured by a pledge of such direct equity interests, the establishment of different interest rates and debt service payments for the Loan and the New Mezzanine Loan and the payment of the Loan and the New Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (a) (i) the total amounts of the Loan and the New Mezzanine Loan shall equal the amount of the Loan immediately prior to the restructuring, (ii) the weighted average interest rate of the Loan and the New Mezzanine Loan, shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the restructuring and (iii) the debt service payments on the Loan and the New Mezzanine Loan shall on the date created equal the debt service payment which was due under the Loan immediately prior to the restructuring; provided that any such restructuring carried out after the closing of the Loan shall be at no material cost to Borrower, and provided, further, that if Borrower is not an SPE-Qualifying LLC, no SPE Component Entity shall be the borrower of (and the ownership interests of any SPE Component Entity shall not be collateral for) such New Mezzanine Loan, but appropriate structural changes shall be made to result in comparable effect. Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and create the New Mezzanine Loan and shall (A) execute and deliver such documents including, without limitation, in the case of the New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine deposit account agreement, (B) cause Borrower’s counsel to deliver such legal opinions and (C) create such bankruptcy remote borrower under the New Mezzanine Loan as, in the case of each of (A), (B) and (C) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any such Rating Agency, including the severance of this Agreement, the Mortgage and other Loan Documents if requested. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 8.24 after the expiration of ten (10) Business Days after notice thereof.

8.25      Component Notes. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to execute and deliver “component” notes (which may include senior and junior notes), which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (b) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (c) the debt service payments on all such “component” notes shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes and (d) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents. Borrower shall cooperate with all reasonable requests of Lender in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 8.25 after the expiration of ten (10) Business Days after notice thereof.

8.26       Updated Appraisals. Lender shall have the right to cause to be prepared, from time to time, at Borrower’s expense, a new or updated appraisal of the Property prepared by an M.A.I. appraiser selected by Lender; provided that absent the existence of an Event of Default, Borrower shall not be required to pay for the cost of such new or updated appraisal. In connection with any new or updated appraisal of the Property requested by Lender, Borrower shall cooperate with Lender and the appraiser in connection therewith, and shall provide to the appraiser such information as the appraiser shall request in order to prepare such new or updated appraisal.

8.27       SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)         BORROWER, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE REAL ESTATE IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS AGREEMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE REAL ESTATE IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 8.5, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b)         LENDER AND BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

8.28       State-Specific Provisions. The following provisions shall govern and control in the event of a conflict with any other provision of this Agreement:

(a)         SPECIFIC NOTICE. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THE INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT OBLIGATE BORROWER TO INDEMNIFY LENDER FROM ALL CLAIMS OR LOSSES INCURRED OR SUFFERED BY LENDER, INCLUDING, WITHOUT LIMITATION, THOSE RESULTING FROM THE JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF LENDER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN SUCH INDEMNIFICATION PROVISIONS.

(b)         Interest Calculation. The following language is hereby added to the end of Section 2.2(b) of this Agreement:

“If calculating interest based on a 360 day year would result in a usurious rate, interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.”

(c)         Definitions.

(i)          The definition of “Interest Rate” under Section 1.1 of this Agreement is hereby deleted in its entirety and the following substituted therefor:

“Interest Rate” shall mean a rate equal to the lesser of 4.79% per annum or the Highest Lawful Rate.”

(ii)        The following definition is added to Section 1.1:

“Highest Lawful Rate” as used herein shall mean, with respect to the Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Debt under laws applicable to the Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

(iii)       The definition of “Environmental Laws” as used in this Agreement and the other Loan Documents shall include, without limitation, the Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code §361.001 et. Seq.), the Texas Water Code (V.T.C.A. Water Code §§26.001-26.407) and Risk Reduction Standard No. 1 (30 Tex. Adm. Code §335.554).

(d)         Replacement of the Term Maximum Legal Rate for Highest Lawful Rate.

(i)         The definition of “Maximum Legal Rate” is hereby deleted and the phrase “Maximum Legal Rate” is hereby deleted wherever used in any of the Loan Documents and the phrase “Highest Lawful Rate” substituted therefore.

(e)         Compliance with Usury Laws.

It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any such applicable law, then, and in that event, notwithstanding anything to the contrary in this Agreement, or in any other instrument or agreement entered into in connection with or as security for the Loan, it is agreed as follows:

(i)         the aggregate of all consideration that constitutes interest under any such applicable law and that is contracted for, charged or received under this Agreement and the Note, or under any of the aforesaid instruments or agreements or otherwise in connection with this Agreement and the Note (whether designated as interest, fees, late charges, payments or otherwise) shall under no circumstances exceed the maximum amount of interest permitted by any such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the Note by Lender (or, if the Note has been paid in full, refunded to Borrower);

(ii)         in the event that the Maturity Date is accelerated by reason of an Event of Default under this Agreement, or otherwise, then such consideration that constitutes interest may never include more than the maximum amount permitted by any such applicable law, and excess interest, if any, provided for in this Agreement and the Note, or otherwise, shall be canceled automatically as of the date of such acceleration or prepayment, and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower);

(iii)         to the extent that Lender is relying on Chapter 303, as amended, of the Texas Finance Code to determine the maximum amount of interest permitted by applicable law on the principal of the Note, Lender will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits a greater amount of Interest than is permitted under Texas law, Lender will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to maker as provided by applicable law now or hereafter in effect. In no event shall the provisions of chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced by the Loan Documents; and

(iv)         all sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of any such indebtedness does not exceed the applicable usury ceiling.

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

BORROWER:

CIO 190, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO 190 GP, LLC,
a Delaware limited liability company,
its General Partner

By:/s/ James Farrar
Name: James Farrar
Title: President

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

The undersigned is an “SPE Component Entity” with respect to Borrower and, as such, hereby (a) represents and warrants to Lender that: (i) its sole asset is its ownership interest in Borrower, and such ownership interest represents not less than one-half of one percent (0.5%) direct ownership in Borrower; (ii) it has at least one Independent Director (namely, Mr. Steven P. Zimmer, as of the date hereof); (iii) it includes, in its Organizational Documents, provisions substantially similar to clauses (i) through (v), inclusive, of Section 4.27(c) of this Agreement; (iv) it includes, in its Organizational Documents, provisions substantially similar to Section 4.27(d), (g), and (i) of this Agreement; (v) it has no debt (whether secured or unsecured, direct or contingent, including pursuant to any guaranty), and (b) covenants to Lender that, (i) it shall have, at all times, at least one Independent Director, and (ii) for so long as Borrower shall remain obligated for payment of the Loan, it shall not take any actions that would cause itself or Borrower to violate the provisions of Section 4.27 of this Agreement.

CIO 190 GP, LLC,
a Delaware limited liability company

By: /s/ James Farrar
Name: James Farrar
Title: President

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

LENDER:

CIBC INC., a
Delaware corporation

By:/s/ Todd Roth
Name: Todd Roth
Title: Managing Director